SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive proxy statement
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Global Crossing Limited

(Name of Registrant as specified in its Charter)

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November [    ], 2008

Dear Shareholder:

The Board of Directors cordially invites you to attend a Special General Meeting of Shareholders, which we will hold at 9:00 a.m., Eastern Standard Time, on December 10, 2008 at the Company’s offices at 200 Park Avenue, Florham Park, New Jersey.

The Notice of Special General Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

It is important that your shares be represented at the Special General Meeting, whether or not you plan to attend the meeting in person. Please complete, sign and date the enclosed proxy card and return it in the accompanying prepaid envelope to ensure that your shares will be represented at the meeting.

Thank you for your continued support.

LODEWIJK CHRISTIAAN VAN WACHEM

Chairman of the Board of Directors

Notice of Special General Meeting of Shareholders

We will hold a Special General Meeting of Shareholders (the “special meeting”) of Global Crossing Limited (“Global Crossing”) at the Company’s offices at 200 Park Avenue, Florham Park, New Jersey, on December 10, 2008, at 9:00 a.m., Eastern Standard Time, for the following purposes:

1.	To approve the 2003 Global Crossing Limited Stock Incentive Plan, as amended, to increase the number of authorized shares of Global Crossing common stock reserved for issuance under that plan; and

2.	To transact any other business that may properly come before the special meeting and any adjournment or postponement of the meeting.

Only common and preferred shareholders of record at the close of business on October 16, 2008, which has been fixed as the record date for notice of the special meeting, are entitled to receive this notice and to vote at the meeting.

It is important that your shares be represented at the special meeting. Whether or not you expect to attend the meeting, please vote by completing, signing and dating the enclosed proxy card and returning it promptly in the reply envelope provided.

By order of the Board of Directors,

MITCHELL C. SUSSIS

Secretary, Senior Vice President & Deputy General Counsel

November [    ], 2008

GLOBAL CROSSING LIMITED

PROXY STATEMENT

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board” or “Board of Directors”) of Global Crossing Limited, a Bermuda company (“GCL” or the “Company”), is soliciting your proxy for use at the Special General Meeting of Shareholders to be held on December 10, 2008 (the “special meeting”). These proxy materials are being mailed to shareholders beginning on or about November [    ], 2008.

Our principal executive offices are located at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Our telephone number is 441-296-8600. You may visit us at our website located at www.globalcrossing.com.

Date, Time and Place

We will hold the Special General Meeting at the Company’s offices at 200 Park Avenue, Florham Park, New Jersey, on December 10, 2008 at 9:00 a.m., Eastern Standard Time, subject to any adjournments or postponements.

Who Can Vote; Votes Per Share

Common and preferred shareholders of record at the close of business on October 16, 2008 are eligible to vote at the special meeting. As of October 16, 2008, we had outstanding 56,319,114 shares of common stock, par value U.S. $0.01 per share, and 18,000,000 shares of 2.0% Cumulative Senior Convertible Preferred Shares (the “Senior Preferred Shares”), par value U.S. $0.10 per share. As of October 16, all of the Senior Preferred Shares and 29,351,431 common shares were held by a subsidiary of Singapore Technologies Telemedia Pte Ltd (“ST Telemedia” and, together with its subsidiaries, the “STT Shareholder Group”), representing 63.7% of the shares eligible to vote at the Special General Meeting. The Senior Preferred Shares are convertible into common shares on a one-for-one basis, subject to adjustment in certain circumstances.

Under our bye-laws and the certificate of designations for the Senior Preferred Shares, each common share and each Senior Preferred Share currently entitles the holder to one vote on all matters entitled to be voted on by holders of our common shares, with the Senior Preferred Shares and the common shares voting together as a single class. Each common share and each Senior Preferred Share will therefore be entitled to one vote on the proposal described in this proxy statement. Although the holders of the common shares and Senior Preferred Shares also have certain separate class voting rights under Bermuda law, no separate class vote will take place at the special meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special General Meeting to be Held on December 10, 2008

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “Commission”), we are now posting our proxy materials, which includes this proxy statement, on the internet free of charge at www.edocumentview.com/glbx.

Quorum and Voting Requirements

The presence in person or by proxy of at least two shareholders entitled to vote and holding shares representing more than 50 percent of the votes of all outstanding common shares and Senior Preferred Shares will constitute a quorum at the special meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Under applicable stock exchange rules, we believe that nominees will generally not have discretionary voting power with respect to Proposal 1 set forth below.

Approval of the proposal set out below requires the affirmative vote of at least a simple majority of the votes cast and additionally requires that a majority of the outstanding shares on October 16, 2008 actually cast votes on the matter. Abstentions and broker “non-votes,” if any, will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

How to Vote

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If you are the shareholder of record, you may either vote in person at the meeting or by proxy. Shareholders of record can vote by proxy in any one of the three following ways: over the internet; by telephone; or by completing, signing, dating and returning a proxy card. All common shares represented by a proxy properly delivered by the shareholder of record and received by our transfer agent, Computershare Trust Company, N.A. (“Computershare”), (1) by 2:00 a.m., Eastern Standard Time, on December 10, 2008, if you are voting over the internet or by telephone, or (2) by 5:00 p.m., Eastern Standard Time, on December 9, 2008, if you are voting by proxy card, will be voted as specified in the proxy, unless validly revoked as described below. If you return a proxy card by mail and do not specify your vote, your shares will be voted as recommended by the Board of Directors.

As an alternative to appointing a proxy, a shareholder that is a corporation may appoint any person to act as its representative by delivering written evidence of that appointment, which must be received at our principal executive offices not later than one hour before the time fixed for the beginning of the meeting. A representative so appointed may exercise the same powers, including voting rights, as the appointing corporation could exercise if it were an individual shareholder.

The Board of Directors is not currently aware of any business that will be brought before the special meeting other than the proposal described in this proxy statement. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the meeting, the persons appointed as proxies will have, unless the terms of their appointment otherwise provide, discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

Revocation of Proxies

You may revoke your proxy or, in the case of a corporation, its authorization of a representative, before it is voted (1) by so notifying the Secretary of the Company in writing at the address of our principal executive offices not less than one hour before the time fixed for the beginning of the meeting; (2) by submitting a new proxy via the internet or by telephone to Computershare by 2:00 a.m., Eastern Standard Time, December 10, 2008; (3) by signing and dating a new and different proxy card and mailing it to Computershare such that it is received by Computershare by 5:00 p.m., Eastern Standard Time, December 9, 2008; or (4) by voting your shares in person or by an appointed agent or representative at the meeting. You cannot revoke your proxy merely by attending the special meeting.

Proxy Solicitation

We will bear the costs of soliciting proxies from the holders of our common shares. Proxies will initially be solicited by us by mail, but directors, officers and selected other employees of the Company may also solicit proxies by personal interview, telephone, facsimile or e-mail. Directors, executive officers and any other employees who solicit proxies will not be specially compensated for those services, but may be reimbursed for out-of-pocket expenses incurred in connection with the solicitation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable out-of-pocket expenses incurred in sending proxy materials to beneficial owners. We have engaged Georgeson, Inc. to assist us in coordinating the mailing of proxy materials at an estimated fee of $1,700 plus disbursements. Computershare has agreed to assist us in connection with the tabulation of proxies.

PROPOSAL NO. 1

APPROVAL OF 2003 GLOBAL CROSSING LIMITED STOCK INCENTIVE PLAN, AS AMENDED

On December 8, 2003, Global Crossing Ltd. our predecessor, approved the 2003 Global Crossing Limited Stock Incentive Plan (the “2003 Plan” or “Plan”) and set aside 3,478,261 of our common shares available for issuance thereunder. On April 7, 2004, our Board of Directors approved an amendment to the Plan, which was approved by our Shareholders on December 15, 2004, increasing the shares available for issuance thereunder to 4,878,261. On April 22, 2005, our Board of Directors approved an amendment to the Plan, which was approved by our Shareholders on June 14, 2005, increasing the shares available for issuance thereunder to 8,378,261. On April 12, 2007, our Board of Directors approved an amendment to the Plan, which was approved by our Shareholders on June 12, 2007, increasing the shares available for issuance thereunder to 11,378,261. On October 16, 2008, our Board of Directors approved an amendment to the Plan, increasing the shares available for issuance thereunder to 19,378,261, subject to shareholder approval. The Board of Directors is now asking shareholders to approve the 2003 Plan, as amended.

Below is a summary of certain important features of the 2003 Plan. This summary is qualified in its entirety by reference to the full text of the 2003 Plan, as amended, a copy of which is included as Annex A hereto.

Awards

Kinds of awards that can be granted under the Plan. The 2003 Plan provides incentives through the granting of (i) stock options (“Options”), (ii) stock appreciation rights (“Stock Appreciation Rights”) or (iii) other stock-based awards, including, without limitation, restricted share units (“RSUs”) (Options, Stock Appreciation Rights, RSUs and other stock-based awards are referred to, collectively, as “Awards”).

Eligible participants. Any common law employee of ours or of any of our subsidiaries, any member of our Board of Directors or the board of directors of any of our subsidiaries, or any consultant who performs bona fide services for us or for any of our subsidiaries is eligible to participate in the 2003 Plan if selected by the Compensation Committee (a “Participant”).

Shares available for Awards under the Plan. The 2003 Plan currently allows us to issue up to 11,378,261 shares (“Shares”) of our Common Stock, par value $0.01 per share (the “Common Stock”). If the proposal to amend the 2003 Plan is approved by the Shareholders, the number of Shares allowed to be issued under the 2003 Plan will be increased to 19,378,261. Through June 30, 2008, Options to purchase an aggregate of 2,791,926 Shares and 9,302,277 RSUs representing an aggregate of 12,094,203 Shares have already been granted under the 2003 Plan. Together, the aggregate number of Options and RSUs granted through June 30, 2008, net of Shares returned to the 2003 Plan due to the termination of awards, account for 9,457,004 of the 11,378,261 available Shares issuable under the 2003 Plan. The issuance of Shares or the payment of cash upon the exercise of an Award reduces the total number of Shares available under the 2003 Plan. Shares which are subject to Awards which terminate will again be available for grant under the 2003 Plan. Shares subject to Awards may consist, in whole or in part, of unissued Shares or treasury Shares.

Restrictions on the number of Awards an individual Participant may receive. The maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant is 1,000,000. The maximum number of Shares for which Other Stock-Based Awards (as described below) intended to be deductible by us under Section 162(m) of the Internal Revenue Code (the “Code”) that may be granted to any Participant during a calendar year is 500,000 (or $10,000,000 if the amount is not expressed in Shares).

Options

Types of Options available for grant under the Plan. An Option is a right to purchase Shares at a future date at a pre-established price. Options granted under the 2003 Plan may be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related

Award agreements, and shall be subject to the 2003 Plan and to such other terms and conditions as the Compensation Committee shall determine. The Option price per Share (“Option Price”) shall be determined by the Compensation Committee, but shall not be less than 100% of the fair market value of the Shares on the date an Option is granted.

When Options become exercisable. Options granted under the 2003 Plan are exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee, but in no event will an Option be exercisable more than ten years after the date it is granted. The vesting schedule for the Options and the other terms and conditions of exercise will be provided in a related Award agreement or in a notice of grant.

How Participants exercise Options. Except as otherwise provided in the 2003 Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The exercise date of an Option shall be the later of the date a notice of exercise is received by us and, if applicable, the date payment is received by us.

The purchase price for the Shares as to which an Option is exercised is payable to us in full at the time of exercise in cash. If the applicable Award agreement permits, the exercise price may also be paid, at the election of the Participant and subject to such requirements as may be imposed by the Compensation Committee, in Shares having a fair market value equal to the aggregate Option Price for the Shares being purchased (including Shares underlying the Option being exercised); partly in cash and partly in such Shares; or through the delivery of irrevocable instructions to a broker to deliver promptly to us an amount equal to the aggregate Option Price for the Shares being purchased.

Dividend or other stockholder rights with respect to Shares underlying Options. A Participant shall not have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Compensation Committee pursuant to the 2003 Plan. If and to the extent permitted by the Compensation Committee in the future, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral, subject to compliance with Section 409A of the Code, which places substantial limitations on deferred compensation plans, as described in greater detail below under the heading “Taxes—Section 409A.”

Special requirements applicable to ISOs. An incentive stock option, or “ISO,” is an option that meets certain requirements for favorable tax treatment provided by Section 422 of the Code. This favorable treatment and related requirements are described in greater detail below under the heading “Taxes—ISOs.” No ISO may be granted to any Participant who, at the time of grant, owns more than ten percent of the total combined voting power of all classes of our stock or of any of our subsidiaries, unless (1) the Option Price for such ISO is at least 110% of the fair market value of a Share on the date the ISO is granted, and (2) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (1) within two years after the date of grant of such ISO, or (2) within one year after the transfer of Shares underlying the ISO to the Participant, must notify the Company of such disposition and of the amount realized upon such disposition.

Stock Appreciation Rights

Description of Stock Appreciation Rights. A Stock Appreciation Right is a right to receive payment for each Share subject to the Stock Appreciation Right in an amount equal to the excess of that Share’s fair market value on the date of exercise over the exercise price per Share. Under the 2003 Plan, a Stock Appreciation Right may be granted independent of an Option or in conjunction with an Option (or a portion thereof). A Stock Appreciation Right granted in conjunction with an Option:

•	may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option,

•	shall cover the same Shares covered by an Option (or such lesser number of Shares as the Compensation Committee may determine), and

•

shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by the 2003 Plan (or such additional limitations as may be included in an Award agreement).

Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (1) the excess of (A) the fair market value on the exercise date of one Share over (B) the exercise price per Share, times (2) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to us the unexercised Option, or the related portion thereof, and to receive from us in exchange therefor an amount equal to (1) the excess of (A) the fair market value on the exercise date of one Share over (B) the Option Price per Share, times (2) the number of Shares covered by the Option, or portion thereof, which is surrendered.

Exercise price of Stock Appreciation Rights. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Compensation Committee but in no event shall such amount be less than the greater of: the fair market value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option, and an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges.

Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be exercised from time to time upon actual receipt by us of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by us shall be the exercise date of the Stock Appreciation Right.

Form of payment. Payment for Stock Appreciation Rights shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at their fair market value), all as shall be determined by the Compensation Committee. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Compensation Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

Limitations on the grant of Stock Appreciation Rights. The Compensation Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. We do not expect to award Stock Appreciation Rights payable in cash to any Participant. Any Stock Appreciation Right awarded pursuant to the 2003 Plan will be subject to the conditions specified in the Internal Revenue Service (“IRS”) guidance with respect to the treatment of Stock Appreciation Rights under Section 409A of the Code.

Other Stock-Based Awards

Types of other Stock-Based Awards. The Compensation Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of, Shares, including, without limitation, restricted share units (“Other Stock-Based Awards”).

Terms of Other Stock-Based Awards. Other Stock-Based Awards may be in such form, and dependent on such conditions, as the Compensation Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based

Awards may be granted alone or in addition to any other Awards granted under the 2003 Plan. Subject to the provisions of the 2003 Plan, the Compensation Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of the Awards (including, without limitation, the vesting provisions).

RSUs. The Compensation Committee may, in its sole discretion, determine to award RSUs to Participants. RSUs allow a Participant to receive a specified number of Shares at a specified future date, the occurrence of a specific event, the attainment of specified performance objectives or the satisfaction of such other criteria as the Compensation Committee may determine (the “Vesting Date”), all subject to such Participant’s continuous employment through that date. Generally, if the Participant leaves the Company for any reason before the Vesting Date other than death or disability, the unvested RSUs are forfeited. The Vesting Date and the other terms and conditions of an RSU Award will be set forth in the Award agreement.

Performance-based Awards. Other Stock-Based Awards may be granted in a manner which is deductible by us under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Performance-Based Award is an award that vests or becomes payable based on the attainment of written performance goals approved by the Compensation Committee for a performance period established by the Compensation Committee. The applicable performance goals, which under Section 162(m) must be objective, shall be based upon one or more of the following criteria: (1) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (2) net income, (3) operating income, (4) earnings per Share, (5) book value per Share, (6) return on shareholders’ equity, (7) expense management, (8) return on investment, (9) improvements in capital structure, (10) profitability of an identifiable business unit or product, (11) maintenance or improvement of profit margins, (12) stock price, (13) market share, (14) revenues or sales, (15) costs, (16) cash flow, (17) working capital, (18) return on assets, and (19) cash on hand.

The foregoing criteria may relate to us, one or more of our subsidiaries or one or more of our divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Compensation Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items.

Restrictions on the number of Performance-Based Awards a Participant can receive. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in Shares, 500,000 Shares and (y) with respect to Performance-Based Awards that are not granted in Shares, $10,000,000.

Payment of Performance-Based Awards. The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Compensation Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Compensation Committee. The amount of the Performance-Based Award determined by the Compensation Committee for a performance period shall be paid to the Participant at such time as determined by the Compensation Committee in its sole discretion after the end of such performance period; provided , however , that a Participant may, if and to the extent permitted by the Compensation Committee and consistent with the provisions of Section 162(m) and Section 409A of the Code, elect to defer payment of a Performance-Based Award.

Adjustments Upon Certain Corporate Events

Effect of Share dividend or split, or a reorganization, recapitalization, merger or similar corporate event. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends, the Compensation Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to: the number or kind of Shares or other securities issued or reserved for issuance pursuant to the 2003 Plan or pursuant to outstanding Awards, the Option Price, and/or any other affected terms of such Awards.

Effect of a change in control. Except as otherwise provided in an Award agreement, and subject to compliance with Section 409A of the Internal Revenue Code, in the event of a Change in Control (as defined in the 2003 Plan), the Compensation Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (1) the acceleration of an Award, (2) the payment in cash, Shares or any combination thereof in exchange for the cancellation of an Award and/or (3) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted under the 2003 Plan) as of the date of the consummation of the Change in Control.

Other Information About the Plan and the Awards

Transferability of Awards. An Award is not transferable or assignable, except by will or the laws of descent and distribution, unless otherwise determined by the Compensation Committee. Any Permitted Transferees (as defined in the 2003 Plan) may exercise an Award in the same manner as a Participant.

Transferability of Shares received under the Plan. The 2003 Plan contains no restrictions on the resale of vested Shares acquired under the 2003 Plan. Our directors and certain officers may be deemed to be “affiliates” of Global Crossing within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Under the provisions of the Securities Act such persons may not be free to dispose of the Shares acquired under the 2003 Plan unless there is an effective registration statement or an applicable exemption under the Securities Act covering such disposition.

Plan administration. The 2003 Plan is administered by the Compensation Committee, which has the power to delegate its duties and powers in whole or in part to any subcommittee thereof. Each member of the Compensation Committee must qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as an “outside director” within the meaning of Section 162(m) of the Code at the time he or she takes any binding action with respect to an Option under the 2003 Plan.

The Compensation Committee is authorized to interpret the 2003 Plan, to establish, amend and rescind any rules and regulations relating to the 2003 Plan, and to make any other determinations that it deems necessary or desirable for the administration of the 2003 Plan. The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2003 Plan in the manner and to the extent the Compensation Committee deems necessary or desirable. Any decision of the Compensation Committee in the interpretation and administration of the 2003 Plan, as described therein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants (as defined in the 2003 Plan) and their beneficiaries or successors). The Compensation Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the 2003 Plan and to waive any such terms and conditions at any time (including, without limitation, acceleration or waiving any vesting conditions).

Duration of the Plan. The 2003 Plan became effective as of December 8, 2003 (the “Effective Date”) and was approved by our shareholders in its original form. No Awards may be granted under the 2003 Plan after the tenth anniversary of the Effective Date. However, Awards granted prior to the Effective Date may extend beyond that date. The administration of the 2003 Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

Plan amendment or termination. Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2003 Plan, but no amendment, alteration, suspension, discontinuation or termination may be made without the approval of our shareholders, if their approval is necessary to comply with any tax, regulatory, exchange or other listing requirements applicable to the 2003 Plan. Notwithstanding anything to the contrary in the 2003 Plan, our Board of Directors may not amend, alter or discontinue the provisions described under “Adjustments Upon Certain Corporate Events—Effect of a change in control” after the occurrence of a Change in Control.

Additionally, the Compensation Committee may not waive any conditions or rights under, or amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award, either prospectively or retroactively, without the consent of a Participant or beneficiary, if any such waiver, amendment, suspension, discontinuance, cancellation or termination would impair the rights under any Award held by such Participant or beneficiary pursuant to the 2003 Plan.

The Company may amend the 2003 Plan or an Award to the extent it deems necessary or appropriate to comply with Section 409A of the Code, as described under “Taxes—Section 409A.” To the extent necessary or appropriate, the amendments may reduce Participants’ tax benefits and/or rights under the 2003 Plan.

Impact of Awards on a recipient’s employment status with the Company. The granting of an Award under the 2003 Plan imposes no obligation on us or any of our subsidiaries to continue the employment of a Participant and does not lessen or affect our or our subsidiaries’ rights to terminate the employment of such Participant. No one has any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants or other Award beneficiaries.

Successors and assigns. The 2003 Plan shall be binding on all of our successors and assigns and on each Participant, including without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of each such Participant’s creditors.

Taxes

The following is a summary of the United States federal income tax consequences with respect to the 2003 Plan and the grant and exercise of Awards under the 2003 Plan. This summary is not intended to be a complete description of all possible tax consequences, and does not include any discussion of state, local or non-U.S. income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant. In addition, this summary does not apply to every specific transaction that may occur.

Section 409A. Section 409A of the Code contains rules that govern deferred compensation arrangements. These rules impose limitations on certain types of equity-based awards under the 2003 Plan. These rules would also apply to the deferral of option or other equity award gains pursuant to a separate non-qualified deferred compensation plan. The requirements of Section 409A include, but are not limited to, limiting distributions of deferred compensation to specified dates (generally, separation from employment, death, disability, a date specified at the time of grant or deferral, hardship and a “change in control”, as defined in IRS guidance), requirements as to the timing of deferral elections and limitation on the ability to change deferral elections.

The Company intends to structure Awards in a manner that complies with, or is exempt from, Section 409A of the Code. Also, the Company reserves the right to amend the 2003 Plan or an Award to the extent it deems necessary or appropriate to comply with Section 409A. A failure to comply with Section 409A may result in adverse tax consequences to the Participant, including immediate taxation of amounts deemed improperly deferred, plus a 20% additional penalty tax and interest charges on late tax payments.

ISOs. Under present law, a Participant will not realize taxable income upon either the grant or the exercise of an ISO, and we will not receive a corresponding income tax deduction at either such time. So long as the Participant does not sell Shares acquired upon exercise of the ISO within either (i) two years after the date of the grant of the ISO or (ii) one year after the date of exercise, a subsequent sale of the Shares will be taxed as long- term capital gain or loss. If the Participant, within either of the above periods, disposes of Shares acquired upon exercise of the ISO, the Participant will generally realize as ordinary income an amount equal to the lesser of (i) the gain realized by the Participant on such disposition or (ii) the excess of the fair market value of the Shares on the date of exercise over the exercise price. In such event, we generally would be entitled to an income tax deduction equal to the amount recognized as ordinary income by the Participant, subject, where applicable, to compliance with Section 162(m) of the Code. Any gain in excess of such amount realized by the Participant as ordinary income would be taxed as short-term or long-term capital gain (depending on the holding period). The difference between the exercise price and the fair market value of the Shares at the time the ISO is exercised will be an adjustment in computing alternative minimum taxable income for the purpose of the alternative minimum tax imposed by Section 55 of the Code.

If the option ceases to qualify as an ISO under Section 422 of the Code for any reason, different tax rules will apply, and the disqualified option will generally be taxed as a nonqualified stock option.

Nonqualified Stock Options (“NQSOs”). Under present law, a Participant will not realize taxable income upon the grant of an NQSO having an exercise price at least equal to the fair market value of the underlying stock as of the grant date (as required by the 2003 Plan) and we will not receive a corresponding income tax deduction at such time. Upon exercise of an NQSO, the Participant will generally realize ordinary income in an amount equal to the excess of the fair market value of the Shares on the date of exercise over the Option price. We are generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant, subject, where applicable, to compliance with Section 162(m) of the Code.

Any ordinary income realized by a Participant upon exercise of an NQSO will increase his tax basis in the Shares thereby acquired. Upon a subsequent sale of the Shares, the Participant will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Shares. The holding period for capital gains purposes begins on the date of the exercise pursuant to which such Shares were acquired.

A Participant who surrenders Shares in payment of the exercise price of an option will not recognize gain or loss on his surrender of such Shares. Of the Shares received in such an exchange, that number of Shares equal to the number of Shares surrendered will have the same tax basis and holding period as the Shares surrendered. The Participant will recognize ordinary income equal to the fair market value of the balance of the Shares received and such Shares will then have a tax basis equal to their fair market value on the exercise date, and the holding period will begin on the exercise date.

Stock Appreciation Rights. Under present law, a Participant will not realize taxable income upon grant of a Stock Appreciation Right and we will not receive a corresponding tax deduction at that time. Any amounts or Shares received upon the exercise of a Stock Appreciation Right are taxed at ordinary income tax rates when received, and the taxable amount of any Shares received would be equal to the fair market value of the Shares. We are generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant, subject, where applicable, to compliance with Section 162(m) of the Code.

RSUs. Under present law, a Participant should not realize taxable income upon the grant of an RSU and we would not expect to receive a corresponding income tax deduction at such time. Upon distribution to a Participant of the Shares underlying an RSU (provided that the Shares underlying the RSU are distributed to the Participant promptly following the occurrence of specified Vesting Date(s)), such Participant should recognize ordinary income equal to the fair market value of such Shares as of the date of distribution and we would expect to be allowed an income tax deduction equal to such amount, subject, where applicable, to compliance with Section 162(m) of the Code. The Participant’s tax basis in the Shares received will generally equal the amount of income recognized. Upon a subsequent sale of the Shares, the Participant will recognize short-term or long-term capital gain (or loss) depending on his or her holding period for the Shares.

Other Stock-Based Awards. Amounts received by the Participant upon the grant of Other Stock-Based Awards are ordinarily taxed at ordinary income tax rates when received. However, if such Other Stock-Based Awards consist of property subject to restrictions on transfer and a substantial risk of forfeiture, the amounts generally will not be taxed until the transfer restrictions or forfeiture provisions lapse (unless the Participant makes an election under Section 83(b) of the Code within 30 days after grant), and will be taxed based on the fair market value of the property on the date of such lapse. Subject to Section 162(m) of the Code, we are generally allowed an income tax deduction, equal to the amount recognized as ordinary income by the Participant, at the time such amount is taxed. The Participant’s tax basis in the property will generally equal the amount of income recognized. Upon a subsequent sale of the property, the Participant will recognize short-term or long-term capital gain (or loss) depending on his or her holding period for the property.

Withholding Taxes. The Compensation Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise of an Award (or, in the case of RSUs, the distribution of Shares underlying such Award). Unless the Compensation Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (1) delivery in Shares or (2) having Shares withheld by us from any Shares that would have otherwise been received by the Participant. Any ordinary income relating to an Award is treated as wages, so that it is subject to both social security tax (up to the wage base limit) and Medicare tax.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the indicated information regarding our equity compensation plans and arrangements as of December 31, 2007. The 2003 Plan was at that time and remains our only compensation plan under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining for future issuance under equity compensation plans(2)
Equity compensation plans approved by security holders	3,404,335	$12.00	3,838,137
Equity compensation plans not approved by security holders	—	—	—

Total	3,404,335	$12.00	3,838,137

(1)	Restricted stock units are settled for shares of our common stock on a one-for-one basis. Accordingly, such units have been excluded for purposes of computing the weighted average exercise price.

(2)	All of such Shares are available for issuance in the form of restricted stock, restricted stock units or other stock based awards.

Future awards under the 2003 Plan, as proposed to be amended, will be made at the discretion of the Compensation Committee. Consequently, the total benefits or amounts that will be received by any particular person or group pursuant to the amended plan are not presently determinable.

On October 16, 2008, the closing sale price of a share of Global Crossing common stock was $9.58.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

THE 2003 GLOBAL CROSSING LIMITED STOCK INCENTIVE PLAN, AS AMENDED

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis should be read together with the corresponding compensation tables.

Executive Summary

Overview

The Company considers compensation programs holistically when establishing target total executive compensation levels based on competitive market data. These programs are designed to attract, motivate and retain our executives. We believe that total compensation should vary with our performance in achieving financial goals and should be closely aligned with our shareholders’ interests.

We review annually the overall compensation philosophy and policies for executive officers. Management assists the Compensation Committee of the Board of Directors in their oversight of the compensation of the Named Executive Officers (the “NEOs” or the “Named Executive Officers”) listed in the Summary Compensation Table below. The CEO works with the Human Resources Department and an outside compensation advisor engaged by the Committee to make recommendations on each NEO’s compensation (excluding his own). After reviewing these recommendations and consulting with the outside advisor, the Committee makes its final recommendations to the Board regarding compensation of all NEOs, including the CEO.

Compensation Philosophy

The Company’s compensation philosophy for NEOs is intended to link the compensation of such officers to measures of Company performance that contribute to increased value for Global Crossing’s shareholders. This philosophy applies to all Global Crossing employees, with a more significant level of compensation at risk as an employee’s level of responsibility increases. The philosophy takes into account the following goals:

•	Enhancing shareholder value

•	Motivating NEOs to achieve a high level of corporate results

•	Linking incentive-based compensation to performance, as measured by corporate financial goals

•	Enabling the Company to attract and retain top quality management

The Company ties incentive compensation to a group of key performance indicators which are reviewed by the Board at least quarterly. The performance indicators for 2007 involved cash use, adjusted gross margin (defined as revenue minus cost of access) in the Company’s enterprise, carrier data and indirect channels category (also referred to as our “Invest and Grow” category in our press releases pertaining to financial results), and adjusted earnings before interest, taxes, depreciation and amortization. The Company deemed these objectives to be appropriate measures of financial performance for 2007 given the stage of the Company’s development. For 2008, the Company continues to use similar performance measures for short-term incentive compensation but has modified its long-term incentive compensation program to use a measure based on total shareholder return.

The Company does not have a formal policy regarding the adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce their size. However, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to prepare an accounting restatement due to the material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, the CEO and CFO must reimburse the Company for any incentive-based compensation received during the 12-month period following the issuance of the noncompliant financial statements, including any profits realized from the sale of the Company’s securities.

Benchmarking

The Committee’s outside compensation advisor provides current competitive benchmarking information from companies in the telecommunications industry and in a broad array of industries. The benchmarking assessment used for 2007 compensation actions included ten telecommunications and ten “service” industry comparators of similar size.1 A regression analysis was performed to adjust the market data to reflect expected market practice at companies with a similar revenue base as ours. We target both total cash and total direct compensation at the 50th percentile of the benchmark group, which we believe is appropriate for our Company given its financial profile, growth prospects and competitive positioning. Based on a review of these benchmarking results, in 2007 the Company made salary increases for three of the NEOs and shifted a portion of total compensation away from the short-term annual bonus program to long-term incentive compensation, as described below.

From time to time we also benchmark other aspects of compensation, including benefit or perquisite program features or common practices in employment agreements and executive severance plans. In addition to external information, we review internal information intended to gauge pay equity among our executives and between our executives and our non-executive employees.

We periodically review executive compensation tally sheets with the Compensation Committee. These reviews measure a current snapshot of total annual compensation rates, accumulated stock ownership (both vested and unvested) and the Company’s liabilities associated with various termination events for each NEO. While these are not used directly to determine compensation, they are reviewed to monitor compensation programs and understand the impact of actions.

In total, we believe, based on a review of internal and external compensation and performance information, that our programs and compensation offered and paid to our NEOs are appropriate to meet our compensation philosophy and objectives, and are aligned appropriately with shareholder interests.

(1)	Telecommunication Comparators: Alcatel, ALLTEL Corporation, Avaya Inc., Brightpoint Inc., Broadwing Corporation, Cablevision Systems Corp., Charter Communications Inc., Level 3 Communications Inc, Qwest Communications, and XO Holdings Inc. Service Industry Comparators: ADP Inc,, Acxiom Corporation, Ceridian Corporation, DST Systems Inc., Equifax Inc., Fiserv Inc., Hilton Hotels Corporation, Imation Corporation, The Thomson Corporation and Unisys Corporation. The Committee will continue to look both within the telecommunications industry and across broader industry segments to assess external benchmarks for executive compensation.

Executive Compensation Component Summary

Each component of NEO compensation emphasizes a different aspect of the Company’s compensation philosophy. The major components of compensation for NEOs are base salary, short-term performance-based incentives in the form of annual bonuses, long-term incentives in the form of equity grants, and certain financial security benefits. In addition, the Company granted special retention and motivation awards during the first quarter of 2007. Each of the major components of 2007 NEO compensation is described in more detail below.

Component	Purpose	Philosophy Statement
Base Salary	• Pay for expertise and experience • Attract and retain	• Targeted at 50th percentile of peer group • Reflective of individual experience and expertise

Short-Term Incentive	• Motivate strong financial performance • Provide annual recognition of performance	• Targeted at 50th percentile of peer group • Goals aligned with annual strategic objectives of the company

Long-Term Incentive	• Align NEOs with shareholders • Promote retention • Reward financial performance against goals	• Aligns with business strategy and performance • Level of grant based on peer group, historical grants, internal position

Retirement and Health/Welfare Benefits	• Assist in achieving financial security • Help ensure welfare safety net	• Programs consistent, regardless of level, across the organization

Severance Protection	• Protect NEOs in case of job loss • Match competitive practices to attract and retain employees	• Benefit levels based on peer group practices

Base Salary

The Company sets initial base salaries for NEOs based on recruiting requirements (i.e., market demand), competitive pay practices, individual experience and breadth of knowledge, internal parity considerations, and historical salaries for these executives. Any adjustments in base salary for existing NEOs are raised by management for consideration by the Committee (except for the CEO, in whose case the Committee works independently with its outside advisor). Increases are determined by the Committee, subject to approval by the Board of Directors, based on the annual evaluation of competitive data and a subjective assessment of the individual’s performance, contribution to the Company and potential within the organization, and internal parity considerations.

2007 Salary Increases

	Previous Salary	Increase $	New Salary	Rationale
Jean F.H.P Mandeville	$425,000	$42,500	$467,500	To bring base salary closer to the 50th percentile.
David R. Carey	$375,000	$50,000	$425,000	To recognize strong performance in role.
John B. McShane	$375,000	$20,000	$395,000	Promotional increase given to recognize scope and complexity of role.

Short-Term Performance-Based Incentive

The annual bonus program is designed to incentivize NEOs to work towards the common goals of the Company. NEOs are rewarded for their contributions if Global Crossing attains key financial objectives as described below. The Committee determines target bonus opportunities for NEOs based on the results of external benchmarking and the individual’s level of responsibility and expected influence on corporate results. Target annual bonuses for NEOs are presented to the Board of Directors with the Committee’s recommendation. The Committee, in its sole discretion, reserves the right to modify or terminate this program in its entirety without prior written notice to or consent of the NEOs, subject to applicable local labor laws.

The Committee approves target bonus levels and quantitative financial performance measures on an annual basis. In 2005 the Committee took action to shift, over the course of two years, the executive officers’ total compensation mix to a longer-term focus, thereby more closely aligning our compensation practices with market practice. 2007 was the second year of such transition. The target annual bonus opportunities established for the NEOs for each of 2005, 2006 and 2007 were as follows, expressed as a percentage of salary received during the course of the year:

	Target Annual Bonus Opportunity
	2005	2006	2007
John J. Legere*	100%	100%	100%
Jean F.H.P Mandeville	100%	85%	65%
José Antonio Ríos	100%	85%	65%
David R. Carey	100%	85%	65%
Daniel J. Enright	100%	85%	65%
John B. McShane	75%	65%	55%

*	Mr. Legere’s target annual bonus opportunity is fixed by the terms of his employment agreement.

To determine a NEO’s 2007 bonus payment, the NEO’s 2007 salary was multiplied by the applicable target bonus opportunity referenced above and by a performance factor that could have ranged from 0% to 140% based on the Company’s financial performance against goals.

The quantitative financial performance measures for the 2007 bonus program were designed to reward attainment of targets for adjusted EBITDA (two-thirds of the target opportunity) and cash use (one-third of the target opportunity). Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, other income/ (expense), gain on pre-confirmation contingencies, reorganization items, net income from discontinued operations, and preferred stock dividends. We assume compensation expense at targeted levels in the calculation of adjusted EBITDA for incentive compensation purposes. Cash flow is measured by the net change in our cash and cash equivalents balance over the course of the year, excluding cash used for the purchase of Impsat, up-front costs of the Impsat and Fibernet financings and the proceeds of such financings.

The following table sets forth the financial performance measures for the 2007 bonus program, the range of possible payouts, and the actual payout percentage based on the performance achieved.

Performance Metric	Weight	Threshold	Target	Maximum	2007 Performance	Level of Payout
Payout %		40%	100%	140%
Adjusted EBITDA	2/3	$99.6 million	$126.6 million	$171.6 million	$99.8	40.4%
Cash Use	1/3	$38.7 million	$18.7 million	$(21.3) million	$185.7	0%

While both adjusted EBITDA and cash use are considered key performance measures for the Company, a greater emphasis on adjusted EBITDA was deemed appropriate for the 2007 program design. For 2007, it was also deemed appropriate to utilize objectives that required us to attain our business plan for adjusted EBITDA and perform above the top of the range we provided for external financial guidance for cash use in order to achieve the targeted bonus amounts. Bonus payments were made in stock instead of cash to preserve cash and to help encourage stock ownership, although participants are not required to hold the shares received for any particular time period. Actual 2007 adjusted EBITDA performance at 40.4% and cash use results below the threshold level resulted in a bonus payout of 26.9% of target, as indicated in the Summary Compensation Table.

Long-Term Incentive Compensation: Equity Grants

In contrast to bonuses that are paid for prior year accomplishments, the Company believes equity grants provide appropriate incentives tied to future stock price appreciation. The Committee awards equity grants in its discretion based on an annual evaluation of competitive market data, individual performance, level of responsibility, long-term incentive grants made in prior years and the anticipated contribution that the executive officer will make to Global Crossing. The Committee generally makes annual grants at a meeting that is scheduled well in advance as part of the Committee’s annual calendar. Grants are made under the 2003 Global Crossing Limited Stock Incentive Plan and provide for vesting of all awards upon a “change in control” as defined in the plan. Such “single trigger” vesting is deemed appropriate in light of competitive pay practices and the desire to ensure the engagement of management both before and during an impending corporate transaction.

We have no minimum stock ownership guidelines, but believe our long-term incentive program helps align our executives’ interests with the interests of our shareholders. Based on the share price as of December 31, 2007, as of this date each NEO had holdings of common shares and restricted stock units together valued at between 4.4 and 7.4 times the executive’s annual salary.

The Company focuses on the following strategies in delivering long-term incentive compensation:

•	Tie a meaningful portion of incentive compensation to future stock price appreciation

•	Ensure a strong alignment with our business strategy

•	Conserve share usage and limit dilutive impact by the use of restricted stock units instead of stock options

•	Differentiate where necessary based on individual performance and potential

•	Retain executives through the establishment of meaningful forfeitable balances

In an effort to retain executives while holding them accountable for corporate performance, NEOs received their 2007 grants in the form of restricted stock units, approximately half of which vest on March 13, 2010 solely based on the continued employment of the executive through that date and approximately half of which vest on December 31, 2009 based on the following three metrics of corporate financial performance for the combined 2007 and 2008 fiscal years:

•	Adjusted EBITDA (40% weighting)

•	Cash use (40% weighting)

•	Adjusted gross margin dollars in the Company’s “Invest and Grow” category (20% weighting).

The range of payout for the 2007-2008 performance-based shares is 50% to 150% of the targeted award amount based on the extent to which the performance goals are met or exceeded. Performance below threshold level will result in 0% payout. Attainment of these objectives at target level is intended to require more than satisfactory financial performance; threshold payout is intended to require satisfactory performance; and maximum payout is intended to require performance that significantly exceeds our expectations. In addition to the two year performance period, there is a one year hold period.

We first introduced performance-based grants into our equity program beginning with the 2005 grant. As we continue to grant annual performance-based equity awards, overlapping grant cycles (as depicted in the below table) will provide consistently strong ties to performance and encourage the retention of NEOs. Future year performance-based equity awards will use a comparison of relative total shareholder return (TSR) instead of the three financial performance measures (adjusted EBITDA, cash use and Invest and Grow gross margin dollars). This change in design diversifies the performance measures included in the short and long-term incentive plans by reducing overlapping outcomes and minimizing the impact of a single influence across multiple pay programs. This also aligns with competitive practices, signals strong shareholder alignment and reinforces long-term orientation with a single, continuous three-year performance period.

	2005	2006	2007	2008	2009
2005 Grant: Performance Based	Performance Period	Performance Period	Hold Period
2005 Grant: Time Based	Hold Period	Hold Period	Hold Period
2006 Grant: Performance Based		Performance Period	Performance Period	Hold Period
2006 Grant: Time Based		Hold Period	Hold Period	Hold Period
2007 Grant: Performance Based			Performance Period	Performance Period	Hold Period
2007 Grant: Time Based			Hold Period	Hold Period	Hold Period

The performance period for the 2006-2007 performance based shares concluded on December 31, 2007. The following table sets forth the financial performance measures for the 2006-2007 performance based shares and the actual percentage of shares that carried over into the 2008 hold period based on the performance achieved. In establishing the 2007 targets for this program, the Company considered actual financial performance for the 2006 portion of the two year performance period (which was below the level consistent with a threshold payout) and the anticipated Company financial performance for 2007. In order to ensure that the 2006-2007 awards would continue to serve an effective motivational purpose, the Company determined that the 2006 targets would be combined with 2007 targets such that attainment of the combined two year objectives at threshold level would require more than satisfactory 2007 performance; target payout would require 2007 financial performance that significantly exceeded expectations; and maximum payout would require extraordinary financial performance in 2007. We missed the threshold level of performance for both adjusted EBITDA and Cash Use and achieved above threshold performance for Invest and Grow gross margin under the program, and therefore 11.8% of the 2006-2007 performance-based shares (59.2% of those based on Invest and Grow gross margin) carried over into the 2008 hold period.

Performance Metric	Weight	Threshold	Target	2006-2007 Performance	Percent Carried Over to Hold Period
Payout %		50%	100%
Adjusted EBITDA	40%	$22.9 million	$67.9 million	$(4.0) million	0%
Cash Flow/(Cash Use)	40%	$(162.7) million	$(122.7) million	$(329.8) million	0%
Invest & Grow Gross Margin	20%	$1,702.7 million	$1,747.7 million	$1,711.0 million	59.2%

2007 Retention and Motivation Awards

On March 13, 2007, the Compensation Committee also reviewed a number of internal and external factors relating to compensation and to the retention and motivation of key management talent. These factors included:

•	Several measures of the Company’s recovery and success during the three years preceding that date, such as: strong total shareholder return of 63%, doubling the return of the Nasdaq Telecom Index;

making significant strides towards profitability and positive cash flow; and demonstrating the ability to make strategic acquisitions and to grow organically and inorganically, all of which demonstrated the importance of retaining the management team and employee base;

•

The critical stage of the Company’s development at the time and the need for a significant and well executed effort to successfully integrate acquired businesses while at the same time achieving continued organic growth, identifying and executing on other potential acquisition opportunities and realizing the Company’s strategic vision; and

•	The competitive labor market in telecommunications and other technology businesses, fostering increased demand for experienced leadership.

In light of the above factors, the Committee recommended, and the Board of Directors approved, the granting of special retention and motivation awards to substantially all non-sales employees of the Company, consisting principally of share grants with vesting periods of six months or six and twelve months. For the Named Executive Officers, these awards consisted of the following amounts of cash and RSUs vesting one-half at six months and one-half at twelve months after the grant date which were issued under the 2003 Global Crossing Limited Stock Incentive Plan:

	Cash	RSUs
John J. Legere	$550,000	90,900
Jean F.H.P Mandeville	$212,500	24,500
José Antonio Ríos	$250,000	31,600
David R. Carey	$187,500	23,000
Daniel J. Enright	$175,000	22,100
John B. McShane	$140,625	19,500

Termination of Employment Protection

We offer the Key Management Protection Plan (“KMPP”), an enhanced severance plan, to help attract key talent and retain leaders by mitigating their concerns about financial hardship in the event of termination. We looked at market data and determined it was competitive to preserve the plan to retain key management. Therefore, effective December 31, 2007, the KMPP was amended and restated. The revised KMPP contains terms and conditions substantially the same as those of the previous KMPP, except that (1) the plan was effectively extended from December 31, 2007 through December 31, 2009 and (2) in order to ensure that the KMPP qualifies for the short-term deferral exemption from Section 409A of the Internal Revenue Code, the definition of “Good Reason” for resignation was slightly amended and the timing of payments under the plan was made explicit. All NEOs participate in the plan, except Mr. Legere, whose severance arrangements are governed by his August 15, 2006 employment agreement. We view the KMPP and Mr. Legere’s termination arrangements as reasonable and in line with competitive practice. The estimated liabilities for various termination scenarios are outlined below under “Potential Payments Upon Termination or Change in Control”.

Benefits & Perquisites

We offer our NEOs the same health and welfare benefit, disability and insurance plans as we offer all employees. Our retirement program includes a qualified defined contribution plan (the Employees Retirement Savings Plan, or ERSP), which permits all U.S. based employees to make tax qualified contributions of up to 16% of eligible pay, with the Company matching 50% of each dollar contributed on the first 6% of pay deferred. In December 2007, the ERSP was modified, effective January 1, 2008 or as soon thereafter as administratively practicable, as follows: (1) the maximum employee tax qualified contributions was increased from 16% to 25% of eligible pay, (2) the maximum Company match was increased from 3% to 3.5% of eligible compensation and (3) an auto enrollment feature was implemented for new hires and employees who did not previously elect to cease contributions. The Company also maintains the Supplemental Retirement Savings Plan (SRSP), an

unfunded, nonqualified deferred compensation plan that allows employees whose contributions to the ERSP are effectively limited to less than 16% of eligible pay (due to dollar limits imposed by the Internal Revenue Service) to defer the balance of such 16%, but with no Company matching contribution. The Company maintains no other nonqualified retirement or deferred compensation programs and offers limited additional executive perquisites. We view this relatively limited set of benefits and perquisites as appropriate relative to the Company’s current financial situation and its path to sustained profitability.

Tax and Accounting Considerations

Section 162(m) limits the U.S. federal income tax deductibility of non-”performance-based” compensation payments in excess of $1 million paid to an NEO (other than the Chief Financial Officer) in any one year. We intend to administer compensation plans in compliance with the provisions of Section 162(m) where feasible and where consistent with Global Crossing’s compensation philosophy. Since we currently operate at a loss for U.S. corporate income tax purposes, compliance with Section 162(m) increases our net operating loss carry-forwards rather than reduces current income taxation. We have determined not to administer our 2008 short-term incentive compensation program in a manner that gives rise to performance-based compensation under Section 162(m) as we have determined that the benefits of Committee discretion in administering the program outweigh the potential tax costs.

Other Compensation Arrangements

On May 19, 2008, Mr. Mandeville indicated his decision to resign from his position as chief financial officer in connection with his relocation to Belgium (his country of origin) for personal reasons. On August 28, 2008, the Company entered into a letter agreement with Mr. Mandeville regarding the terms of his employment prior to his resignation, which resignation became effective on September 30, 2008. Pursuant to the agreement, substantially all of the then-current terms of his employment remained unchanged. In addition, Mr. Mandeville received a one-time cash bonus in the amount of $55,000, and will receive a payment in an amount equal to 75% of the 2008 annual bonus that he would have been entitled to receive had his employment continued through the date on which the 2008 bonus is paid to other senior executives of the Company (the “Bonus Payment Date”). Such payment will be made on or about the Bonus Payment Date and will be in such form (currently expected to be unrestricted shares of the Company’s common stock) as will be used to make 2008 bonus payments to other senior executives.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Commission Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Peter Seah Lim Huat, Chairman

Archie Clemins

Lee Theng Kiat

Robert Sachs

Summary Compensation Table

The table below sets forth information concerning compensation paid to our CEO, CFO and the three other most highly compensated executive officers (collectively, the “Named Executive Officers”) during the periods presented. In accordance with Commission rules, José Antonio Ríos is included as a Named Executive Officer since he would have qualified as one of the three other most highly compensated executive officers but for the fact that he was no longer an executive officer as of December 31, 2007. Jean Mandeville is included as a Named Executive Officer since he served as CFO during 2007; however, his employment terminated on September 30, 2008.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
John J. Legere	2007	1,100,000	550,000	3,883,040	299,547	147,950	—	27,334	6,007,871
Chief Executive Officer	2006	1,100,000	—	1,097,895	3,221,451	—	—	2,742	5,422,088

Jean F. Mandeville	2007	460,111	212,500	1,035,020	346,588	—	—	6,819	2,061,038
EVP and Chief Financial Officer	2006	425,000	—	210,720	346,588	—	—	16,669	998,976

Jose Antonio Rios(1)	2007	229,167	250,000	(240,789)	(3,430)	—	—	1,696,406	1,931,354
Former Int’l Pres. and Chair, GCUK	2006	500,000	—	271,329	1,062,624	—	—	155	1,834,108

David R. Carey	2007	416,307	187,500	936,410	74,887	—	—	2,996	1,618,100
EVP, Strategy and Corporate Development	2006	375,000	—	188,946	525,731	—	—	2,882	1,092,558

Daniel Enright	2007	350,000	175,000	898,705	74,887	—	4,338	4,670	1,507,600
EVP, Global Operations	2006	350,000	—	188,946	525,731	—	3,357	3,259	1,071,293

John B. McShane	2007	389,320	140,625	845,207	51,059	—	—	6,778	1,432,989
EVP and General Counsel	2006	375,000	—	203,621	500,811	—	—	6,669	1,086,101

(1)	The employment of Mr. Ríos terminated on June 15, 2007.

(2)	The amounts shown are the cash portion of the retention and motivation awards granted on March 13, 2007. The stock portion of the retention and motivation awards is included in column (e). For further details about the awards, see page 16 under the heading “2007 Retention and Motivation Awards”.

(3)

Column (e) includes the amounts recognized in the Company’s consolidated financial statements for 2007 and 2006 in respect of restricted stock units (including the stock portion of the aforementioned 2007 retention and motivation awards) awarded to each of the Named Executive Officers, as determined pursuant to SFAS No. 123(R), but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. The amounts shown for each year represent amounts recognized in respect of awards granted in that year and in prior years that were outstanding in that year. The amount shown in column (e) for 2007 with respect to Mr. Ríos includes the impact of the reversal of stock compensation expense related to stock awards that was reported as stock compensation expense in the Company’s consolidated financial statements for 2006 (and therefore was included in the Summary Compensation Table in the Company’s 2007 Proxy Statement) and was subsequently reversed in 2007 due to the cancellation of such stock awards in connection with the termination of his employment. Such reversal is included as a credit in the amount of $240,789. The amounts shown for 2006 do not include the impact of the reversal of stock compensation expense related to the Performance-Based RSUs that was reported as a stock compensation expense in the Company’s consolidated financial statements for 2005 and was subsequently reversed in 2006 due to the Company’s failure to meet performance thresholds. Such reversals were in the amount of $638,804, $198,660, $232,250, $169,713, $161,979 and $140,721 for Messrs. Legere, Mandeville, Ríos, Carey, Enright and McShane, respectively. Such amounts were reflected as credits to the Stock Awards expense reported in the Summary Compensation Table in the Company’s 2007 Proxy Statement, which was prepared prior to the publishing of certain guidance by the Commission regarding the treatment of stock expense accrual reversals for purposes of summary compensation table disclosure.

Column (e) also encompasses unrestricted common shares of the Company awarded to the Named Executive Officers under the annual bonus program, which is discussed in further detail on page 14 under the heading “Short-Term Performance-Based Incentive”. The payout under the 2007 bonus program was 26.9% of annual bonus target. Pursuant to the terms of his employment agreement, Mr. Legere received half of his bonus payout in cash (which is reflected in column (g)) and half in common shares. The other Named Executive Officers (except for Mr. Ríos) received their 2007 bonus payouts exclusively in common shares, the value of which is included in column (e). Upon the termination of his employment, Mr. Ríos received a prorated cash bonus payout of $147,808, which is reflected in column (i). For 2006, the Company did not meet the performance measures stated in the program; therefore no payouts were made to the Named Executive Officers under the 2006 annual bonus program.

Except as noted above in this footnote, the fair value of the stock awards was determined using the valuation methodology and assumptions set forth in footnotes 2 and 18 to the Company’s consolidated financial statements included in its Form 10-K for the fiscal year ended December 31, 2007.

(4)	The amounts shown in column (f) are the amounts recognized in the Company’s consolidated financial statements for 2007 and 2006 in respect of non-qualified stock options awarded to each of the Named Executive Officers, as determined pursuant to SFAS No. 123(R), but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. As no stock options were granted to the Named Executive Officers during 2006 or 2007, the amounts shown for each year represent amounts recognized in respect of awards granted in prior years that were outstanding in that year. The amount shown in column (f) for 2007 with respect to Mr. Ríos includes the impact of the reversal of option expense related to options that was reported as option expense in the Company’s consolidated financial statements for 2006 (and therefore was included in the Summary Compensation Table in the Company’s 2007 Proxy Statement) and was subsequently reversed in 2007 due to the cancellation of such options in connection with the termination of his employment. Such reversal is included as a credit in the amount of $3,430. Except as noted in this footnote, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnotes 2 and 18 to the Company’s consolidated financial statements included in the Company’s Form 10-K for the fiscal year ended December 31, 2007.

(5)	As indicated in note (3) above, column (g) reflects the payment of one-half of Mr. Legere’s 2007 annual bonus in cash.

(6)	Of the Named Executive Officers, only Mr. Enright participates in any non-qualified deferred compensation plan or pension plan. The amounts shown in column (h) for Mr. Enright represent the change in the actuarial present value of his accumulated benefit under the New Global Crossing Frozen Pension Plan. Information regarding our calculations of pension values is set forth in footnote 19 to the Company’s consolidated financial statements included in its Form 10-K for the fiscal year ended December 31, 2007.

(7)	The amounts shown in column (i) for 2007 include, among other things, the following:

•	Mr. Legere: Reimbursement of tax penalty and tax gross-up payment of $12,347, and imputed income related to a business trip and parking expense reimbursement; and

•

Mr. Rios: Severance payment of $1,443,750, payment for unused vacation days of $47,115, payment of post-employment health benefit premiums of $17,577 and payment of a prorated cash bonus of $147,808 upon the termination of his employment. Also includes $40,000 in fees paid to Mr. Ríos in his role as non-employee chairman of the board of directors of GC Impsat Holdings I Plc, the subsidiary of the Company established to acquire Impsat in May 2007. Mr. Ríos assumed that role upon his termination of employment.

Grants of Plan-based Awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(6)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John J. Legere	RSU (Time)	03/13/07	—	—	—	—	—	—	43,000	—	—	$1,146,810
	RSU (Performance)	03/13/07	—	—	—	26,000	52,000	78,000	—	—	—	$1,386,840
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	90,900	—	—	$2,424,303
	Annual Bonus	03/17/08	$220,000	$550,000	$770,000	$220,000	$550,000	$770,000	—	—	—	$550,000

Jean F. Mandeville	RSU (Time)	03/13/07	—	—	—	—	—	—	14,000	—	—	$373,380
	RSU (Performance)	03/13/07	—	—	—	8,500	17,000	25,500	—	—	—	$453,390
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	24,500	—	—	$653,415
	Annual Bonus	03/17/08	—	—	—	119,643	$299,107	$418,750	—	—	—	$299,107

Jose Antonio Rios	RSU (Time)	03/13/07	—	—	—	—	—	—	12,000	—	—	$320,040
	RSU (Performance)	03/13/07	—	—	—	7,500	15,000	22,500	—	—	—	$400,050
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	31,600	—	—	$842,772
	Annual Bonus	03/17/08	—	—	—	—	—	—	—	—	—	—

David .R Carey	RSU (Time)	03/13/07	—	—	—	—	—	—	12,000	—	—	$320,040
	RSU (Performance)	03/13/07	—	—	—	7,000	14,000	21,000	—	—	—	$373,380
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	23,000	—	—	$613,410
	Annual Bonus	03/17/08	—	—	—	$108,256	$270,640	$378,897	—	—	—	$270,640

Daniel Enright	RSU (Time)	03/13/07	—	—	—	—	—	—	11,000	—	—	$293,370
	RSU (Performance)	03/13/07	—	—	—	7,000	14,000	21,000	—	—	—	$373,380
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	22,100	—	—	$589,407
	Annual Bonus	03/17/08	—	—	—	$91,000	$227,500	$318,500	—	—	—	$227,500

John B. McShane	RSU (Time)	03/13/07	—	—	—	—	—	—	10,000	—	—	$266,700
	RSU (Performance)	03/13/07	—	—	—	6,000	12,000	18,000	—	—	—	$320,040
	Retention and Motivation Award	03/13/07	—	—	—	—	—	—	19,500	—	—	520,065
	Annual Bonus	03/17/08	—	—	—	$97,110	$242,776	$339,886	—	—	—	$242,776

(1)

The amounts shown for the Award Type “Annual Bonus” in columns (d) through (i) reflect payment ranges under the Company’s 2007 Annual Bonus program, which is discussed in further detail on page 14 under the heading “Short-Term Performance-Based Incentive.” Generally, any payout under the annual bonus program is made in Global Crossing common shares with immediate vesting; except that, pursuant to the terms of his employment agreement, Mr. Legere receives half of his payout in cash and half in common shares. Column (d) reflects 40% of the target annual bonus cash payout amount shown in column (e) and assumes the Company achieves the threshold level of each performance measure under the plan. Column (f) is 140% of such target cash amount and assumes the Company achieves the maximum level of each performance measure under the plan. Similarly, column (g) reflects 40% of the target annual bonus common shares payout amount shown in column (h), and column (i) is 140% of such target shares amount. For 2007, the Company achieved the threshold level of one performance measure, and the aggregate payout under the annual bonus program was 26.9% of target amount. The aggregate payouts for Messrs. Legere, Mandeville, Carey, Enright and McShane were $295,900, $80,460, $72,802, $61,198 and $65,307, respectively. The 2007 annual bonus program was established by the Board on March 13, 2007, and the grant date for determining the number of common shares to be paid out was March 17, 2008.

(2)	The amounts shown for the Award Type “RSU (Performance)” in columns (g) through (i) reflect 2007 Performance-Based RSU grants under the long-perm incentive program. The Performance-Based RSUs granted on March 13, 2007 will vest on December 31, 2009 based on corporate financial performance metrics for the combined 2007 and 2008 fiscal years, which is discussed in further detail on page 15 under the heading “Long-Term Incentive Compensation: Equity Grants”. Column (g) reflects the minimum payout upon performance at the threshold level, which is 50% of the target amount shown in column (h). The amount shown in column (i) is 150% of such target amount. The Performance-Based RSU Award granted to Mr. Ríos was canceled upon the termination of his employment.

(3)	The amounts shown for the Award Type “RSU (Time)” in column (j) reflect 2007 Time-Based RSU grants under the long-term incentive program. The Time-Based RSUs granted on March 13, 2007 will vest on March 13, 2010 solely based on the continued employment of the executive through that date, which is discussed in further detail on page 15 under the heading “Long-Term Incentive Compensation: Equity Grants”. The Time-Based RSU Award granted to Mr. Ríos was canceled upon the termination of his employment.

(4)	The amounts shown for the Award Type “Retention and Motivation Award” in column (j) reflect the portion of the retention and motivation awards granted on March 13, 2007 that was made in Time-Based RSUs of the Company. Half of such RSUs vested on September 13, 2007 and the balance vested on March 13, 2008, solely based on the continued employment of the executive through that date. For more details about the retention and motivation awards, see page 16 under the heading “2007 Retention and Motivation Awards”. The Time-Based RSUs granted to Mr. Ríos pursuant to the retention and motivation award were canceled upon the termination of his employment.

(5)	There were no Stock Option grants for fiscal year 2007.

(6)	The amounts shown in column (m) are generally the amounts that would be recognized in the Company’s consolidated financial statements over the applicable service period for the awards, but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. The amounts are based on the target payouts for the awards.

Outstanding Equity Awards at Fiscal Year-end

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
	Option Awards(1)					Stock Awards(2)(3)(4)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John J. Legere						281,154	$6,199,446	52,000	$1,146,600
	325,000	—	—	$10.16	12/9/2013	—	—	—	—
	88,000	—	—	$15.39	12/15/2014	—	—	—	—
Jean F. Mandeville						69,846	$1,540,104	17,000	$374,850
	48,886	24,440	—	$20.50	2/1/2015	—	—	—	—
Jose Antonio Ríos						—	—	—	—
	110,000	—	—	$10.16	09/15/2008	—	—	—	—
	14,667	—	—	$15.39	09/15/2008	—	—	—
David R. Carey						58,924	$1,299,274	14,000	$308,700
	50,000	—	—	$10.16	12/9/2013	—	—	—	—
	22,000	—	—	$15.39	12/15/2014	—	—	—	—
Daniel Enright						57,474	$1,267,302	14,000	$308,700
	33,330	—	—	$10.16	12/9/2013	—	—	—	—
	17,000	—	—	$15.39	12/15/2014	—	—	—	—
John B. McShane						56,431	$1,244,304	12,000	$264,600
	50,000	—	—	$10.16	12/9/2013	—	—	—	—
	15,000	—	—	$15.39	12/15/2014	—	—	—	—

(1)	Options vest in three equal installments, commencing on the first anniversary of the date granted.

(2)	Market Value based on the fair market value of the common shares on December 31, 2007 of $22.05 per share.

(3)	Columns (g) and (h) include Time-Based RSUs and the actual calculated payout for the March 7, 2006 Performance RSU grant (which will vest on December 31, 2008 based solely on the continued employment of the executive through that date).

(4)	Columns (i) and (j) reflect target payouts for the March 13, 2007 Performance RSU grant.

Option Exercises and Stock Vested

The following table sets forth the value realized by our Named Executive Officers with respect to stock option exercises and stock awards that vested in 2007:

(a)	(b)	(c)		(d)	(e)
	Option Awards			Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
John J. Legere	—	—		55,450	$1,067,148
Jean F. Mandeville	—	—		12,250	$214,988
Jose A. Ríos	—	—		2,400	$64,680
David R. Carey	—	—		12,700	$234,165
Daniel Enright	21,670	$405,582	(1)	12,250	$226,268
John B. McShane	—	—		11,450	$216,928

(1)	Value based on the difference between the fair market value of the common shares on the date of exercise and the exercise price.

(2)	The amounts in column (d) reflect the number of shares received in March 2007 by Messrs. Legere, Ríos, Carey, Enright and McShane pursuant to the RSUs awarded under the 2004 long-term incentive grants and the number of shares received in September 2007 by Messrs. Legere, Mandeville, Carey, Enright and McShane pursuant to the RSUs awarded under the 2007 retention and motivation awards.

(3)	Values based on the fair market value of the common shares of $26.95 per share on March 8, 2007 and $17.55 per share on September 13, 2007, the day of lapse of the RSUs awarded under the 2004 long-term incentive grants and 2007 retention and motivation awards, respectively.

Non-Qualified Deferred Compensation

None of the Named Executive Officers participates in any non-qualified deferred compensation plan.

Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (c)		Present Value of Accumulated Benefits ($) (d)		Payments During Last Fiscal Year (e)
Daniel Enright	New Global Crossing Frozen Pension Plan	9.75	(1)	$183,891	(2)	$0

(1)	Mr. Enright’s number of years credited service is 9.75, which was his number of years of service with the Company when the plan was frozen in 1996.

(2)	For a discussion of the valuation method and actuarial assumptions used, see footnote 19 to the Company’s consolidated financial statements included in its Form 10-K for the fiscal year ended December 31, 2007.

Global Crossing does not have any current active defined benefit plans, although Global Crossing North America, Inc., a wholly owned indirect subsidiary of the Company, continues to sponsor a frozen pension plan (the New Global Crossing Frozen Pension Plan) for the benefit of employees who previously participated in such plans. Of the Named Executive Officers, only Mr. Enright participates in this plan. Eligibility for pension payments is based upon the participant’s age and the number of years worked for the Company (based on a minimum of 1,000 hours of employment per year), with all calculations based upon compensation levels at the time pension plans were frozen in 1996. Once the employee begins to receive pension payments, the monthly amount does not change. A full pension will be paid for participating employees who elect to start receiving their pension payments at age 65. In the case of Mr. Enright, his monthly pension benefit would be $1,505 if his pension payments were to start at age 65. Alternatively, employees who satisfy certain criteria regarding age and years of service may receive an early pension. Specifically, employees may start receiving early pension benefits (a) when they are at least 47 years old if they have completed at least 22 years of service with the Company; (b) when they are at least 52 years old if they have completed at least 17 years of service; or (c) at any age if they have completed at least 27 years of service. In the case of Mr. Enright, he would be entitled to an early monthly pension benefit of (i) $410 if he were to separate from the Company immediately and elect to start receiving benefits at age 52, (ii) $1,505 if he were to separate from the Company at or after age 52 and elect to start receiving benefits at any time thereafter or (iii) depending on his years of service with the Company and the age at which he elects to start receiving benefits, an amount between $410 and $1,505 if he were to separate from the Company in the future but before age 52.

Employment Agreements

The Company does not have any employment agreements with any Named Executive Officer except for John Legere and Jean Mandeville.

Agreement with John Legere

On August 15, 2006, the Company entered into a new employment agreement (the “Original 2006 Agreement”) with Mr. Legere following approval thereof by the Board on that same date, and the Original 2006 Agreement was amended by an amendment dated as of June 24, 2008 (as amended, the “2006 Agreement”). The Original 2006 Agreement was filed as Exhibit 10.2 to our 2006 Annual Report on Form 10-K. The 2006 Agreement supersedes the employment agreement between the parties dated December 9, 2003 (the “2003 Agreement”), except with respect to certain rights Mr. Legere had under such prior agreement relating to indemnification, liability insurance and the resolution of disputes thereunder.

Consistent with the 2003 Agreement, the 2006 Agreement: (1) provides Mr. Legere with an annual base salary of $1.1 million and a target annual bonus of $1.1 million; (2) entitles Mr. Legere to attend all meetings of the Board and to receive all materials provided to Board members, subject to certain limited exceptions; and (3) entitles Mr. Legere to reimbursement (on an after-tax basis) for certain excise taxes should they apply to payments made to Mr. Legere by the Company.

In addition, the 2006 Agreement: (1) extends the contractual term of Mr. Legere’s employment from December 9, 2007 to August 15, 2010; (2) provides for the payment of severance to Mr. Legere in the event of termination of Mr. Legere’s employment by the Company without “cause” or upon Mr. Legere’s death, “disability” or resignation for “good reason” (as such quoted terms are defined in the agreement (the “Designated Terminations”)) in an amount equal to three times the sum of Mr. Legere’s base salary and target annual bonus, plus certain other benefits and payments; (3) clarifies that the provisions in the 2003 Agreement entitling Mr. Legere to equity grants on a basis no less favorable than grants for other senior executives of the Company and to the vesting in full of equity grants upon any Designated Termination apply to all equity-based compensation and not only to stock options; and (4) provides the Company with the discretion to pay up to one-half of Mr. Legere’s annual bonus in common shares of the Company.

Agreement with Jean Mandeville

On August 28, 2008, the Company entered into a letter agreement with Mr. Mandeville regarding the terms of his employment prior to his resignation, which resignation became effective on September 30, 2008. For a description of the terms of the letter agreement, see “—Compensation Discussion and Analysis—Other Compensation Arrangements.”

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Payments Made Upon Any Termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, he will be entitled to receive amounts earned during his term of employment. Such amounts may include:

•	amounts contributed and vested under the Company’s Employee Retirement Savings Plan (“ERSP”) and the Supplemental Retirement Savings Plan (“SRSP”); and

•	unused vacation pay.

For all termination reasons except involuntary termination for cause, the Named Executive Officers will have 90 days from termination in which to exercise any vested stock options. In the case of the Named Executive Officer’s termination due to death or disability, their vested stock options will remain exercisable for 180 days from termination. Pursuant to Mr. Legere’s Non-Qualified Stock Option Agreements, for termination due to death or disability, involuntary not-for-cause termination, voluntary termination for good reason, and termination due to change in control, he will have 12 months from the date of termination to exercise vested options. For all other reasons except involuntary termination for cause, he will have 90 days from termination to exercise vested options. Mr. Legere’s Employment Agreement also provides for 100% vesting of all outstanding stock options and RSUs for all Designated Terminations. Unvested stock options and RSUs for all other Named Executive Officers are forfeited upon termination for all reasons except as noted on page 27 under the heading “Payments Made Upon Change In Control Termination”.

Payments Made Upon Involuntary Not-For-Cause Termination or Voluntary Termination With Good Reason

In the event of an involuntary termination not-for-cause or voluntary termination with good reason of a Named Executive Officer (except for Mr. Legere to the extent inconsistent with his employment agreement as described above), in addition to the items identified above, he will be entitled to receive the following items paid in accordance with the Global Crossing Limited Key Management Protection Plan, which is described in further detail below:

•	a lump sum cash severance equal to 2 times base salary plus annual bonus at target;

•	a lump sum amount representing a pro rata portion of the current year annual bonus at target;

•	continued health and welfare benefits for 24 months following termination; and

•	outplacement services up to an amount equal to 30% of base salary.

Payments Made Upon Death or Disability

In the event of the death or disability of a Named Executive Officer (except for Mr. Legere to the extent inconsistent with his employment agreement as described above), in addition to the benefits listed under the heading of “Payments Made Upon Any Termination” above, the Named Executive Officer will also receive:

•	benefits under the Company’s disability plan or payment under the Company’s life insurance plan, as appropriate; and

•	a pro rata portion of Time-Based RSUs and Performance-Based RSUs.

Payments Made Upon Change in Control Termination

In the event a named executive officer is terminated as a result of a change in control, in addition to the benefits listed above under the headings “Payments Made Upon Any Termination” and “Payments Made Upon Involuntary Not-For-Cause Termination or Voluntary Termination With Good Reason”, the following will occur:

•	all outstanding stock options will immediately become exercisable pursuant to the executive’s Non-Qualified Stock Option Agreement; and

•	all RSUs still subject to restrictions will vest pursuant to the executive’s Restricted Stock Unit Agreement.

Global Crossing Limited Key Management Protection Plan

The KMPP is intended to retain executive officers and other key executives by mitigating their concerns about financial hardship in the event of an involuntary actual or constructive termination without “cause” (as defined in the plan). The KMPP was originally adopted by the Company on December 9, 2003 and provided enhanced severance benefits for the executive officers and certain other key employees of the Company named in the KMPP. Specifically, if a participant’s employment were terminated by the Company (other than for cause or by reason of death or disability), or if he or she were to terminate employment for “good reason” (generally, an unfavorable change in employment status or compensation), the KMPP, as amended effective December 31, 2007, entitles him or her to receive (i) a lump sum payment equal to the “severance multiplier” of one or 2 times the sum of his or her annual base salary plus target bonus opportunity (reduced by any cash severance benefit otherwise paid to the participant under any other applicable severance plan or severance arrangement), (ii) a prorated portion of the annual target bonus for the year in which the termination occurred, subject to minimum target bonus amounts established for purposes of calculating severance, (iii) continuation of life and health insurance coverages for a number of years equal to the “severance multiplier” and (iv) payment for outplacement services in an amount not to exceed 30% of his or her base salary. These benefits are included above under “Payments Made Upon Involuntary Not-For-Cause Termination or Voluntary Termination With Good Reason.” The amended KMPP was filed as Exhibit 10.3 to our 2007 Annual Report on Form 10-K. Mr. Legere’s severance arrangements are set forth in his employment agreement rather than in the KMPP.

Potential Payments Upon Termination or Change of Control

The tables below reflect the amount of compensation payable to each of the Named Executive Officers of the Company upon voluntary termination without good reason; termination due to death or disability; involuntary not-for-cause or voluntary for good reason termination; involuntary for cause termination; and termination following a change in control. The amounts shown assume that such termination was effective as of December 31, 2007, and thus include amounts earned through such time and are estimates of the amounts, which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. Upon the termination of his employment on June 15, 2007, Mr. Ríos received a cash severance payment of $1,443,750, payment of unused vacation days of $47,115, payment for life and health premium benefits of $17,577, and a prorated cash bonus for 2007 of $147,808. Mr. Mandeville received a one-time cash bonus in the amount of $55,000 in connection with his entry into a letter agreement with the Company on August 28, 2008 regarding the terms of his employment prior to his resignation. Upon the effectiveness of his resignation on September 30, 2008, he received a payment of $21,154 for unused vacation days. He also will receive a payment in an amount equal to 75% of the 2008 annual bonus that he would have been entitled to receive had his employment continued through the date on which the 2008 bonus is paid to other senior executives of the Company (the “Bonus Payment Date”). Such payment will be made on or about the Bonus Payment Date and will be in such form (currently expected to be unrestricted shares of the Company’s common stock) as will be used to make 2008 bonus payments to other senior executives. Except as noted below, payments that would be made upon termination to Mr. Legere are detailed on page 25 under the heading “Employment Agreements.”

John J. Legere

Payments Upon Separation(1)	Voluntary Termination without Good Reason on 12/31/2007	Death or Disability on 12/31/2007	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason on 12/31/2007	Involuntary For Cause Termination on 12/31/2007	Change in Control Termination on 12/31/2007
Unvested Stock Options	—	—	—	—	—
Unvested Time-Based RSU Awards	—	$5,996,498	$5,996,498	—	$5,996,498
Unvested Performance RSU Awards(2)	—	$1,349,548	$1,349,548	—	$1,349,548
Qualified Savings Plan(3)	—	—	—	—	—
Non-Qualified Savings Plan(4)	—	—	—	—	—
Pension Plan	—	—	—	—	—
Health and Welfare Benefits	—	—	$32,427	—	$32,427
Excise Tax & Gross-Up	—	—	—	—	—
Cash Severance(5)	—	—	$7,700,000	—	$7,700,000
Accrued Vacation Pay(6)	$105,769	$105,769	$105,769	$105,769	$105,769
Outplacement Services	—	—	$330,000	—	$330,000

Total	$105,769	$7,451,815	$15,514,242	$105,769	$15,514,242

(1)	All benefits are valued as of December 31, 2007. Equity valued using the fair market value of our common shares of $22.05 as of market close on December 31, 2007.

(2)	Value of Performance-Based RSUs assumes performance is met at target level.

(3)	The Qualified Savings Plan includes total employee and employer contributions to the ERSP.

(4)	The Non-Qualified Savings Plan represents employee contributions to the SRSP.

(5)	Lump sum cash severance payment of 3 times base salary plus annual bonus at target and a pro-rated annual bonus at target, paid in accordance with Mr. Legere’s August 15, 2006 employment agreement.

(6)	Vacation accrual does not include deduction for utilized paid time off for 2007.

Jean Mandeville

Payments Upon Separation(1)	Voluntary Termination without Good Reason on 12/31/2007	Death or Disability on 12/31/2007	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason on 12/31/2007	Involuntary For Cause Termination on 12/31/2007	Change in Control Termination on 12/31/2007
Unvested Stock Options	—	—	—	—	$37,882
Unvested Time-Based RSU Awards	—	$928,397	—	—	$1,482,863
Unvested Performance RSU Awards(2)	—	$127,104	—	—	$432,092
Qualified Savings Plan(3)	$63,067	$63,067	$63,067	$63,067	$63,067
Non-Qualified Savings Plan(4)	—	—	—	—	—
Pension Plan	—	—	—	—	—
Health and Welfare Benefits	—	—	$21,618	—	$21,618
Excise Tax & Gross-Up	—	—	—	—	—
Cash Severance(5)	—	—	$1,841,857	—	$1,841,857
Accrued Vacation Pay(6)	$35,962	$35,962	$35,962	$35,962	$35,962
Outplacement Services	—	—	$140,250	—	$140,250

Total	$99,029	$1,154,529	$2,102,754	$99,029	$4,055,591

(1)	All benefits are valued as of December 31, 2007. Equity valued using the fair market value of our common shares of $22.05 as of market close on December 31, 2007.

(2)	Value of Performance-Based RSUs assumes performance is met at target level.

(3)	The Qualified Savings Plan includes total employee and employer contributions to the ERSP.

(4)	The Non-Qualified Savings Plan represents employee contributions to the SRSP.

(5)	Lump sum cash severance payment of 2 times base salary plus annual bonus at target and pro-rated annual bonus at target paid in accordance with the KMPP.

(6)	Vacation accrual does not include deduction for utilized paid time off for 2007.

David R. Carey

Payments Upon Separation(1)	Voluntary Termination without Good Reason on 12/31/2007	Death or Disability on 12/31/2007	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason on 12/31/2007	Involuntary For Cause Termination on 12/31/2007	Change in Control Termination on 12/31/2007
Unvested Stock Options	—	—	—	—
Unvested Time-Based RSU Awards	—	$724,894	—	—	$1,252,440
Unvested Performance RSU Awards(2)	—	$104,495	—	—	$355,534
Qualified Savings Plan(3)	$129,507	$129,507	$129,507	129,507	129,507
Non-Qualified Savings Plan(4)	$196,105	$196,105	$196,105	$196,105	$196,105
Pension Plan	—	—	—	—	—
Health and Welfare Benefits	—	—	$21,618	—	$21,618
Excise Tax & Gross-Up	—	—	—	—	—
Cash Severance(5)	—	—	$1,673,140	—	$1,673,140
Accrued Vacation Pay(6)	$42,500	$42,500	$42,500	$42,500	$42,500
Outplacement Services	—	—	$127,500	—	$127,500

Total	$368,112	$1,197,500	$2,190,370	$368,112	$3,798,345

(1)	All benefits are valued as of December 31, 2007. Equity valued using the fair market value of our common shares of $22.05 as of market close on December 31, 2007.

(2)	Value of Performance-Based RSUs assumes performance is met at target level.

(3)	The Qualified Savings Plan includes total employee and employer contributions to the ERSP.

(4)	The Non-Qualified Savings Plan represents employee contributions to the SRSP.

(5)	Lump sum cash severance payment of 2 times base salary plus annual bonus at target and pro-rated annual bonus at target paid in accordance with the KMPP.

(6)	Vacation accrual does not include deduction for utilized paid time off for 2007.

Daniel J. Enright

Payments Upon Separation(1)	Voluntary Termination without Good Reason on 12/31/2007	Death or Disability on 12/31/2007	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason on 12/31/2007	Involuntary For Cause Termination on 12/31/2007	Change in Control Termination on 12/31/2007
Unvested Stock Options	—	—	—	—	—
Unvested Time-Based RSU Awards	—	$711,939	—	—	$1,220,468
Unvested Performance RSU Awards(2)	—	$104,495	—	—	$355,534
Qualified Savings Plan(3)	$592,787	$592,787	$592,787	$592,787	$592,787
Non-Qualified Savings Plan(4)	—	—	—	—	—
Pension Plan	$179,553	$179,553	$179,553	$179,553	$179,553
Health and Welfare Benefits	—	—	$21,618	—	$21,618
Excise Tax & Gross-Up	—	—	—	—	—
Cash Severance(5)	—	—	$1,382,500	—	$1,382,500
Accrued Vacation Pay(6)	$41,731	$41,731	$41,731	$41,731	$41,731
Outplacement Services	—	—	$105,000	—	$105,000

Total	$814,071	$1,630,505	$2,323,189	$814,071	$3,899,191

(1)	All benefits are valued as of December 31, 2007. Equity valued using the fair market value of our common shares of $22.05 as of market close on December 29, 2007.

(2)	Value of Performance-Based RSUs assumes performance is met at target level.

(3)	The Qualified Savings Plan includes total employee and employer contributions to the ERSP.

(4)	The Non-Qualified Savings Plan represents employee contributions to the SRSP.

(5)	Lump sum cash severance payment of 2 times base salary plus annual bonus at target and pro-rated annual bonus at target paid in accordance with the KMPP.

(6)	Vacation accrual does not include deduction for utilized paid time off for 2007.

John B. McShane

Payments Upon Separation(1)	Voluntary Termination without Good Reason on 12/31/2007	Death or Disability on 12/31/2007	Involuntary Termination Not for Cause or Voluntary Termination with Good Reason on 12/31/2007	Involuntary For Cause Termination on 12/31/2007	Change in Control Termination on 12/31/2007
Unvested Stock Options	—	—	—	—
Unvested Time-Based RSU Awards	—	$684,928	—	—	$1,200,071
Unvested Performance RSU Awards(2)	—	$91,952	—	—	$308,832
Qualified Savings Plan(3)	$202,448	$202,448	$202,448	$202,448	$202,448
Non-Qualified Savings Plan(4)	—	—	—	—	—
Pension Plan	—	—	—	—	—
Health and Welfare Benefits	—	—	$21,618	—	$21,618
Excise Tax & Gross-Up	—	—	—	—	—
Cash Severance(5)	—	—	$1,546,276	—	$1,546,276
Accrued Vacation Pay(6)	$37,981	$37,981	$37,981	$37,981	$37,981
Outplacement Services	—	—	$118,500	—	$118,500

Total	$240,428	$1,107,309	$1,926,823	$240,428	$3,435,726

(1)	All benefits are valued as of December 31, 2007. Equity valued using the fair market value of our common shares of $22.05 as of market close on December 31, 2007.

(2)	Value of Performance-Based RSUs assumes performance is met at target level.

(3)	The Qualified Savings Plan includes total employee and employer contributions to the ERSP.

(4)	The Non-Qualified Savings Plan represents employee contributions to the SRSP.

(5)	Lump sum cash severance payment of 2 times base salary plus annual bonus at target and pro-rated annual bonus at target paid in accordance with the KMPP.

(6)	Vacation accrual does not include deduction for utilized paid time off for 2007.

DIRECTOR COMPENSATION

On August 15, 2006, the Board amended the compensation program for non-employee members of the Board and the Company’s Executive Committee (“Members”). Each Board Member receives cash compensation of $5,000 for each meeting of the Board attended in person and $2,500 for each such meeting attended telephonically. Each Board Member also receives cash compensation for attendance at each meeting of a committee of the Board of which he or she is a member in the amount of $2,500 for each meeting attended in person and $1,250 for each such meeting attended telephonically. Each Executive Committee Member receives cash compensation for attendance at each meeting of the Board (unless he or she is a Board Member, in which case he or she receives no additional compensation in the capacity of Executive Committee Member) and the Executive Committee in the amount of $2,500 for each meeting attended in person and $1,250 for each such meeting attended telephonically.

In connection with their employment by ST Telemedia and its affiliates, Messrs, Lee and Clontz assigned their rights to Board fees and retainers to a subsidiary of ST Telemedia. The Company reduces fee and retainer payments to non-U.S. resident directors by the amount of the applicable U.S. withholding taxes, although we will reimburse such directors up to $7,000 (including a tax gross-up) for the costs to engage a tax accountant to prepare their non-resident U.S. income tax returns.

Each Member, each non-employee chairman of a Board committee and each member of the Government Security Committee also receives annual retainers in accordance with the following schedule:

•	Board Chairman Retainer: $100,000

•	Board Vice Chairman Retainer: $75,000

•	Retainer for Other Members of Board or Executive Committee: $50,000

•	Additional Retainer for Government Security Committee Members: $45,000

•	Additional Committee Chair Retainers:

•	Audit: $30,000

•	Compensation: $15,000

•	Nominating and Corporate Governance: $10,000

•	Executive: $10,000

•	Government Security: $10,000

The retainers of the Board Chairman, the Board Vice Chairman and the other Members of the Board and the Executive Committee are, subject so share availability, payable one-half in cash and one-half in common shares of the Company (such retainers payable in cash prior to 2007).

In addition, on the date of each annual general meeting of shareholders, each Member is granted restricted stock units with one year vesting valued at $80,000 (which amount was $50,000 prior to 2008) based on the closing price of the Company’s common shares on such date.

2007 Director Compensation Table

(a)	(b)	(c )	(d )	(e)	(f )	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
E C Aldridge Jr.	$143,750	$113,108	—	—	—	—	$256,858
Archie Clemins	$131,250	$113,108	—	—	—	—	$244,358
Steven T. Clontz(4)	$37,500	$113,108	—	—	—	—	$150,608
Donald L. Cromer	$130,000	$113,108	—	—	—	—	$243,108
Richard R. Erkeneff	$131,250	$113,108	—	—	—	—	$244,358
Jeremiah D. Lambert(4)	$43,750	$113,108	—	—	—	—	$156,858
Lee Theng Kiat	$71,250	$113,108	—	—	—	—	$184,358
Charles Macaluso	$70,000	$113,108	—	—	—	—	$183,108
Michael Rescoe	$100,000	$113,108	—	—	—	—	$213,108
Robert J. Sachs	$80,000	$113,108	—	—	—	—	$193,108
Peter Seah Lim Huat	$110,000	$140,277	—	—	—	—	$250,277
Lodewijk Christiaan van Wachem	$95,000	$152,771	—	—	—	1,839	$249,610

(1)	The amounts shown in column (c) are the amounts recognized in the Company’s consolidated financial statements for 2007 in respect of restricted stock units awarded to each of the Board of Directors, as determined pursuant to SFAS No. 123(R), but modified to eliminate any reduction in the grant date fair value of the awards for the possibility of service-based forfeiture. Except as noted in the immediately preceding sentence, the fair value of the awards was determined using the valuation methodology and assumptions set forth in footnotes 2 and 18 to the Company’s consolidated financial statements included in its Form 10-K for the fiscal year ended December 31, 2007. The amounts shown include amounts recognized in the Company’s consolidated financial statements for 2007 in respect of awards granted in 2007 and in prior years that were outstanding in 2007.

The number of outstanding stock awards and options for each director at December 31, 2007 is as follows:

	Stock Awards	Options*
E C Aldridge Jr.	5,170	—
Archie Clemins	5,170	—
Steven T. Clontz	5,170	12,000
Donald L. Cromer	5,170	—
Richard R. Erkeneff	5,170	—
Jeremiah D. Lambert	5,170	—
Lee Theng Kiat	5,170	222,000
Charles Macaluso	5,170	—
Michael Rescoe	5,170	—
Robert J. Sachs	5,170	—
Peter Seah Lim Huat	6,545	40,000
Lodewijk Christiaan van Wachem	6,545	—

*	Reflects shares issuable upon exercise of vested options granted by the STT Shareholder Group in the outstanding common shares of the Company held by the STT Shareholder Group.

The grant date fair value of each equity award granted in 2007, as determined pursuant to SFAS No. 123(R) (but modified to eliminate any reduction for possibility of service-based forfeiture), was as follows:

	Award Type	Grant Date	Grant Amount	Grant Date Fair Value of Award
E C Aldridge Jr.	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Archie Clemins	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Steven T. Clontz	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Donald L. Cromer	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Richard R. Erkeneff	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Jeremiah D. Lambert	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Lee Theng Kiat	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Charles Macaluso	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Michael Rescoe	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Robert J. Sachs	Retainer Shares	01/31/07	488	$12,503
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	653	$12,505
Peter Seah Lim Huat	Retainer Shares	01/31/07	732	$18,754
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	979	$18,748
Lodewijk Christiaan van Wachem	Retainer Shares	01/31/07	976	$25,005
	RSU (Time)	06/12/07	2,420	$49,997
	Retainer Shares	07/02/07	1,305	$24,991

(2)	The RSUs granted on March 8, 2004, vest 10%, 15%, 20%, 25% and 30%, respectively, on the first through fifth anniversaries of the date of grant. The RSUs granted on August 15, 2006 vested on August 15, 2007. The retainer shares granted on January 31, 2007 and July 2, 2007 vested immediately upon grant. The RSUs granted on June 12, 2007 will vest in their entirety on June 12, 2008. No dividends are payable on RSUs.

(3)	The amount shown for Mr. van Wachem reflects a tax gross-up payment of $1,839.

(4)	Messrs. Clontz and Lambert are members of the Executive Committee but are not members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Peter Seah Lim Huat, Archie Clemins, Lee Theng Kiat and Robert J. Sachs serve on the Compensation Committee of the Board of Directors. None of these individuals had any relationships with the Company requiring disclosure under Commission rules. Mr. Seah is a member of the Temasek Advisory Panel of Temasek Holdings (Private) Limited and Deputy Chairman on ST Telemedia’s Board of Directors. Mr. Lee is president and chief executive officer of ST Telemedia. Temasek Holdings and ST Telemedia are both indirect parent entities of the Company. Mr. Sachs is a director of StarHub, a Singapore cable television and mobile telephone company in which ST Telemedia holds a control position.

Commercial and other relationships between the Company and ST Telemedia

During fiscal year 2007, we provided approximately $300,000 of telecommunications services to subsidiaries and affiliates of ST Telemedia. Further, during this past year we received approximately $3,400,000 of co-location services from affiliates of ST Telemedia. Additionally, during this past year, we accrued dividends and interest of $29,600,000, related to debt and the Senior Preferred Shares held by a subsidiary of ST Telemedia.

In conjunction with the establishment of the Company’s new term loan facility in May 2007, ST Telemedia agreed to subordinate its 4.7% Senior Secured Mandatory Convertible Notes due 2008 to the term loans under the facility and to convert the notes no later than September 6, 2007. As consideration for the subordination of the notes to the term loans through the conversion date, the Company agreed to pay ST Telemedia a consent fee of $7,500,000 in cash (which was paid shortly after the closing of the term loan facility) and an additional fee to be paid in common shares of the Company valued at $10,500,000 upon conversion of the notes. On August 27, 2007, ST Telemedia converted the notes into common shares of the Company. Immediately prior to such conversion, the aggregate principal amount of notes outstanding was $281,000,000, including accreted pay-in-kind interest of $31,000,000. ST Telemedia received approximately 16,580,000 common shares upon such conversion, which included the shares convertible from the notes, the shares representing the $10,500,000 consent fee, as well as shares valued at $30,000,000 representing foregone interest through the original scheduled maturity date of the notes.

ST Telemedia may cause us to register sales of its common shares, Senior Preferred Shares and all common shares or other securities which may be acquired upon the conversion of the Senior Preferred Shares, at any time.

SECURITY OWNERSHIP

Directors and Executive Officers

The following table sets forth the beneficial ownership of the Company’s common stock as of October 16, 2008, for each director and each Named Executive Officer herein, and by all Directors, Executive Committee Members and executive officers of the Company as a group. To our knowledge, each such shareholder has sole voting and investment power with respect to the shares shown, unless otherwise noted. For purposes of this table, an individual is deemed to have sole beneficial ownership of securities owned jointly with such individual’s spouse. Amounts appearing in the table below include (1) all common shares outstanding as of October 16, 2008, (2) all restricted stock units vesting within 60 days of October 16, 2008 and (3) all common shares issuable upon the exercise of options, warrants or other rights within 60 days of October 16, 2008.

	Owned Stock	Restricted Stock Units Vesting Within 60 days	Options Currently Exercisable Within 60 days		Total Stock and Stock Based Holdings	Percent of Class
E C Aldridge Jr.	12,665	—	—		12,665	*
Archie Clemins	12,665	—	—		12,665	*
Steven T. Clontz	11,665	—	12,000	(1)	23,665	*
Donald L. Cromer	11,665	—	—		11,665	*
Richard R. Erkeneff	15,165	—	—		15,165	*
Jeremiah D. Lambert	11,665	—	—		11,665	*
Lee Theng Kiat	10,835	—	222,000	(1)	232,835	*
Charles Macaluso	11,665	—	—		11,665	*
Michael Rescoe	11,665	—	—		11,665	*
Robert J. Sachs	11,665	—	—		11,665	*
Peter Seah Lim Huat	13,352	—	40,000	(1)	53,352	*
Lodewijk Christiaan van Wachem	19,659	—	—		19,659	*
John J. Legere	124,791	—	413,000	(2)	537,791	*
David R. Carey	40,041	—	72,000	(2)	112,041	*
Daniel E. Enright	34,446	—	50,330	(2)	84,776	*
John B. McShane	27,845	—	65,000	(2)	92,845	*
All Directors and executive officers as a group (26 persons)(3)	513,116	—	1,023,132		1,536,248	2.7%

*	Percentage of shares beneficially owned does not exceed one percent.
(1)	Reflects shares issuable upon exercise of vested options granted by the STT Shareholder Group in the outstanding common shares of the Company held by the STT Shareholder Group.
(2)	Reflects shares issuable upon exercise of vested options granted by the Company under the 2003 Global Crossing Limited Stock Incentive Plan.
(3)	Mr. Ríos’ employment terminated on June 15, 2007 and Mr. Mandeville’s employment terminated on September 30, 2008. Their share ownership is excluded from this table and the calculations for “All Directors and executive officers as a group.”

Certain Beneficial Owners

The following table sets forth, as of October 16, 2008, certain information regarding the beneficial ownership of the Company’s common shares by each person or entity who is known by us to beneficially own 5% or more of our common shares. As of October 16, 2008, 56,319,114 common shares and 18,000,000 Senior Preferred Shares were issued and outstanding. The Senior Preferred Shares are held by the STT Shareholder Group and are convertible into common shares on a one-for-one basis (subject to adjustment). The provisions governing the conversion rights of the Senior Preferred Shares can be found in the “Certificate of Designations” filed as Exhibit 4.2 to our 2003 annual report on Form 10-K.

	Common Stock		Preferred Stock
	Shares	Percent of Class	Shares	Percent of Class
STT Shareholder Group(1)	29,351,431	52.1%	18,000,000	100%
Fidelity Management and Research(2)	7,961,650	14.1%	—	—
Iridian Asset Management(3)	5,277,643	9.4%	—	—

(1)	Based on information provided in Amendment No. 13 to Schedule 13D filed by such shareholders on August 29, 2007 and on Form 4s filed by such shareholders on August 29, 2007, January 22, 2008 and September 8, 2008. STT Crossing Ltd. (“STT Crossing”) is an indirect subsidiary of Temasek Holdings (Private) Limited (“Temasek”), its ultimate parent entity, and is located at 10 Frere Felix de Valois Street, Port Louis, Mauritius. As of October 16, 2008, STT Crossing owned 29,351,431 common shares and 18,000,000 Senior Preferred Shares. Temasek, through its ultimate ownership of STT Crossing, may be deemed to have voting and dispositive power over all such shares; however, pursuant to Rule 13d-4 under the Exchange Act, Temasek expressly disclaims beneficial ownership of such shares. In addition to the share amounts detailed herein, Temasek may be deemed to beneficially own 13,730 additional common shares, which are owned beneficially and of record by Temasek’s wholly owned subsidiary, Fullerton (Private) Limited.

(2)	Based on information provided in Amendment No. 2 to Schedule 13G filed on behalf of such shareholders on February 14, 2008 by FMR LLC, a parent holding company, with a business address at 82 Devonshire Street, Boston, Massachusetts 02109. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,961,650 shares or 14.1% of the Common Stock outstanding of Global Crossing as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Mid Cap Stock Fund, amounted to 4,200,000 shares or 7.5% of the Common Stock outstanding. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 7,961,650 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees.

(3)

Based on information provided in Amendment No. 1 to Schedule 13G filed by such shareholders on February 4, 2008. Iridian Asset Management LLC (“Iridian”) has direct beneficial ownership of 5,277,643 shares of Common Stock or 9.4% of the outstanding shares in the accounts for which it serves as investment adviser under its investment management agreements. BIAM (US) Inc., as the controlling member of Iridian, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Iridian. BancIreland (US) Holdings, Inc. (“BancIreland”), as the sole shareholder of BIAM (US) Inc., may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BIAM (US) Inc. BIAM Holdings (“Holdings”), as the sole shareholder of BancIreland, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by BancIreland. The Governor and Company of the Bank of Ireland (the “Bank of Ireland”), as the sole shareholder of Holdings, may be deemed to possess beneficial ownership of the shares of Common Stock beneficially owned by Holdings. The business address of Iridian is 276 Post Road West, Westport, Connecticut 06880-4704. The business address of the Bank of Ireland and Holdings is Head Office, Lower Baggot Street, Dublin 2, Ireland. The business address of BancIreland and BIAM (US) Inc. is Liberty Park #15, 282 Route 101, Amherst, New Hampshire 03110.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

All proposals of shareholders who wish to bring business before our 2009 Annual General Meeting of Shareholders must be received by us at our principal executive offices at Wessex House, 45 Reid Street, Hamilton HM12 Bermuda, not later than December 30, 2008, for inclusion in our proxy statement and form of proxy relating to such annual meeting. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable law.

Under the Companies Act of 1981 (Bermuda), any shareholders who represent not less than 5% of the total voting power of shareholders having the right to vote at the meeting or who are 100 or more in number may requisition any resolution which may properly be moved at a shareholders’ meeting. A shareholder wishing to move a resolution at an annual meeting is generally required to give us notice of the resolution at our registered office at least six weeks before the meeting.

At this time, the STT Shareholder Group has the right to appoint eight of the ten members of our Board of Directors. These designation rights will in general control the nomination process for such designated members until the STT Shareholder Group’s share ownership percentage in the Company changes. However, with respect to the two Board seats not currently controlled by ST Telemedia’s designation rights, as well as any other Board seats that may cease to be governed by ST Telemedia’s designation rights in the future, the Board will consider Director candidates nominated by shareholders. Pursuant to Section 87(e) of our bye-laws, the shareholders are entitled to elect directors to any Board seats that have ceased being subject to ST Telemedia’s designation rights at the next meeting of shareholders. For a shareholder to nominate a Director for election at the 2009 Annual General Meeting of Shareholders, a notice executed by that shareholder (not being the person to be proposed) must be received by our Secretary as soon as practicable and in any event at least six weeks before the meeting at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. This notice should state the intention of that shareholder to propose such person for appointment and set forth as to each person whom the shareholder proposes to nominate for election (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class, series and number of shares of our capital stock which are beneficially owned by such person, (iv) particulars which would, if such person were so appointed, be required to be included in our register of Directors and officers and (v) all other information relating to such person that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to the rules and regulations of the Commission under Section 14 of the Exchange Act, together with notice executed by such person of his or her willingness to serve as a Director if so elected.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Our Board has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board, any Board committee or any chair of any such committee by mail. To communicate with the Board of Directors, any individual Directors or any group or committee of Directors, correspondence should be addressed to the Board of Directors or any such individual Directors or group or committee of Directors by either name or title. All such correspondence should be sent “c/o Secretary” at Wessex House, 45 Reid Street, Hamilton HM12, Bermuda. Communications are distributed to the Board, or to any individual Directors as appropriate, depending on the facts and circumstances outlined in the communication. However, product complaints, inquiries or suggestions; résumés and other job inquiries; surveys; business solicitations or advertisements; and material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Board.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of this Proxy Statement to multiple shareholders who share an address unless that nominee or Global Crossing has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of our proxy statements and annual reports, now or in the future, should submit their request to us by telephone at (800) 836-0342 or by submitting a request by e-mail to investors@globalcrossing.com or a written request to the Secretary, Wessex House, 45 Reid Street, Hamilton HM12 Bermuda. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at http://www.sec.gov.

In addition, we maintain a corporate website at www.globalcrossing.com, and you can find additional information about the Company through the Investors pages on that website at http://investors.globalcrossing.com. We utilize our website as a channel of distribution of important information about the Company. We routinely post financial and other important information regarding the Company and its business, financial condition and operations on the Investors webpages.

Visitors to the Investors webpages can view and print copies of our SEC filings, including periodic and current reports on Forms 10-K, 10-Q and 8-K, as soon as reasonably practicable after those filings are made with the SEC. Copies of the charters for each of the standing committees of our Board of Directors, our Corporate Governance Guidelines, Ethics Policy, press releases and analysts presentations are all available through the Investors webpages.

Please note that the information contained on any of our websites is not incorporated by reference in, or considered to be a part of, any document unless expressly incorporated by reference therein.

November [    ], 2008

Annex A

2003 GLOBAL CROSSING LIMITED

STOCK INCENTIVE PLAN, AS AMENDED

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key individuals of outstanding ability and to motivate such individuals to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key individuals will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	Affiliate: With respect to any Person, any entity (i) that directly or indirectly controls, is controlled by or is under common control with such Person or (ii) in which such Person has a significant equity interest, in either case as determined by the Committee.

(b)	Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(c)	Board: The Board of Directors of the Company.

(d)	Capital Stock: (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

(e)	Cause: The Company or a Subsidiary having “cause” to terminate a Participant’s employment or service, as determined in accordance with the provisions of any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or, in the absence of such an employment, consulting or other agreement, upon (i) the reasonable determination by the Committee that the Participant has ceased to perform his duties to the Company or a Subsidiary (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the Committee’s reasonable determination that the Participant has engaged or is about to engage in conduct materially injurious to the Company or an Affiliate, (iii) the Participant having been convicted of, or pleaded guilty or no contest to, a felony or any crime involving dishonesty or moral turpitude, (iv) the willful failure of the Participant to follow instruction of the Board or his direct superiors, (v) the Participant’s unauthorized use or disclosure of confidential information or trade secrets of the Company or an Affiliate, other than inadvertent use or disclosure that does not cause injury to the Company, (vi) the Participant’s gross negligence in the performance of his or her duties on a recurring basis or under circumstances resulting in material injury to the Company or an Affiliate, (vii) the Participant’s willful misconduct in the performance of his or her duties, (viii) an act of fraud or dishonesty (excluding acts of dishonesty that are both immaterial and non-recurring) committed by the Participant against the Company or an Affiliate, (ix) the willful engaging by a Participant in any conduct which results in a suspension or other sanction by any governmental or other regulatory entity, excluding traffic violations and other minor civil offenses, or (x) a material violation by the Participant of any written policies of the Company or an Affiliate with regards to performance, conduct on the job or integrity, which violation is reasonably determined by the Committee to justify a termination of employment for Cause in accordance with the Company’s past practice and after providing the Participant with notice thereof and an opportunity to effectuate a cure of any violation capable of being cured.

(f)	Change in Control: The occurrence of any of the following: (a) any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), other than a Permitted Holder, is or becomes the beneficial owner, directly or indirectly, of 35% or more of the Voting Stock on a fully diluted basis (measured by voting power rather than number of shares) of the Company, and the Permitted Holders own, in the aggregate, a lesser percentage of the total Voting Stock on a fully diluted basis (measured by voting power rather than by number of shares) of the Company than such person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company, (b) during a period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors of the Company, (c) the Company consolidates or merges with or into any other Person, other than pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the beneficial owners of the outstanding Voting Stock of the Company immediately prior to such transaction, beneficially own, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction or (d) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any person other than an Affiliate, a Permitted Holder or a person more than 50% of the Voting Stock (measured by voting power rather than by the number of shares) of which is owned, directly or indirectly, following such transaction or transaction by the Permitted Holders; provided, however, that sales, transfers, conveyances or other dispositions in the ordinary course of business of capacity on cable systems owned, controlled or operated by the Company or any Subsidiary or of telecommunications capacity or transmission rights acquired by the Company or any Subsidiary for use in business, including, without limitation, for sale, lease, transfer, conveyance or other disposition to any customer of the Company or any Subsidiary shall not be deemed a disposition of assets for purposes of this clause (d).

(g)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(h)	Committee: The compensation committee of the Board established under the Bye-Laws of the Company, or if no such committee has yet been established, the Board. The Committee shall consist of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board. On and after the earlier of the Section 16 Effective Date or the 162(m) Effective Date, unless the Board is acting as the Committee or the Board or the Committee determines otherwise, each member of the Committee, if any, shall, at the time he takes any action with respect to an Option under the Plan, be an Eligible Director; provided that the participation in deliberations or discussions and abstention from voting on any action with respect to an Option under the Plan shall not be deemed to be the taking of any such action; and provided, further, that the mere fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Option granted by the Committee which Option is otherwise validly made under the Plan, even if such a Committee member takes action in respect of such Option.

(i)	Company: Global Crossing Limited, a Bermuda company incorporated under the name GC Acquisition Limited on August 23, 2002.

(j)	Continuing Directors: Individuals who on the Effective Date constituted the Board, together with any new directors whose (i) election by such Board or whose nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors on the Effective Date or whose election or nomination for election was previously so approved or (ii) were designated by any one of the Permitted Holders or any combination thereof or were nominated or elected by any such Permitted Holder(s) or any of their designees.

(k)

Disability: The Company or a Subsidiary having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or, in the absence of such an employment, consulting or other agreement, upon a Participant’s inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(l)	Effective Date: The date on which the “Closing” occurs under the Purchase Agreement, dated as of August 9, 2002, among the corporation then known as Global Crossing Ltd., the corporation then known as Global Crossing Holdings Ltd., Singapore Technologies Telemedia Pte Ltd. and Hutchison Telecommunications Limited, as amended from time to time.

(m)	Eligible Director: A person who is (i) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, or a person meeting any similar requirement under any successor rule or regulation and (ii) an “outside director” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that clause (i) shall apply only on and after the Section 16 Effective Date and clause (ii) shall apply only on and after the 162(m) Effective Date.

(n)	Exchange Act: The Securities Exchange Act of 1934, as amended.

(o)	Fair Market Value: on a given date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the per Share closing bid price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(p)	ISO: An Option that is also an incentive stock option (within the meaning of Section 422 of the Code) granted pursuant to Section 6(d) of the Plan.

(q)	LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

(r)	162(m) Effective Date: The first date on which Awards granted under the Plan do not qualify for an exemption from the deduction limitations of Section 162(m) of the Code on account of an exemption, or a transition or grandfather rule.

(s)	Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(t)	Option: A stock option granted pursuant to Section 6 of the Plan.

(u)	Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(v)	Participant: An individual who is selected by the Committee to participate in the Plan; provided that such individual must be (i) a common law employee of the Company or any of its Subsidiaries, (ii) a director of the Company or any of its Subsidiaries, or (iii) a consultant or advisor to the Company or any of its Subsidiaries who is entitled to participate in an “employee benefit plan” within the meaning of 17 CFR § 230.405 (which, as of the Effective Date, includes those who (A) are natural persons and (B) provide bona fide services to the Company or any of its Subsidiaries other than in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities).

(w)	Performance-Based Awards: Certain Other Stock-Based Awards granted pursuant to Section 8(b) of the Plan.

(x)	Permitted Holder: Singapore Technologies Telemedia Pte Ltd., a company organized under the laws of Singapore, and its Subsidiaries and Affiliates.

(y)	Person: Any individual, corporation, partnership, joint venture, limited liability company, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

(z)	Plan: The 2003 Global Crossing Limited Stock Incentive Plan.

(aa)	Section 16 Effective Date: The first date on which the executive officers and directors of the Company become subject to Section 16 of the Exchange Act.

(bb)	Securities Act: The Securities Act of 1933, as amended.

(cc)	Shares: Shares of the Company’s common stock, par value U.S.$0.01 per Share.

(dd)	Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(ee)	Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(ff)	Voting Stock: As of any date means the Capital Stock of any such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

3.	Shares Subject to the Plan

Subject to Section 9(a), the total number of Shares that may be issued under the Plan is 19,378,261. Subject to Section 9(a), the maximum number of Shares for which Options and Stock Appreciation Rights may be granted during a calendar year to any Participant shall be 1,000,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares or the payment of cash upon the exercise of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the Participant having received any benefit therefrom may be granted again under the Plan. For purposes of the foregoing sentence, a Participant shall not be deemed to have received any “benefit” in the case of forfeited restricted Shares by reason of having enjoyed voting rights and dividend rights prior to the date of forfeiture.

4.	Administration

(a) The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines. The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).

(b) The Committee shall require a Participant to pay to the Company or any Subsidiary and the Company or any Subsidiary shall have the right and is hereby authorized to withhold from any Shares or other property deliverable under any Award or from any compensation or other amounts owing to a Participant the amount (in cash, Shares or other property) of any required tax withholding and payroll taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Without limiting the generality preceding sentence, unless otherwise provided in an Award agreement, a Participant may satisfy, in whole or in part, the foregoing withholding liability (but no more than the minimum required withholding liability) by (i) delivery of Shares owned by the Participant with a Fair Market Value equal to such withholding liability; provided such Shares meet such criteria as the Committee shall from time to time establish in light of accounting and other considerations (e.g., (x) that such Shares have been held by the Participant free and clear for at least six months prior to their use to pay the exercise price, (y) that they have been purchased by the Participant in other than a compensatory transaction, or (z) that they meet any other requirements for “mature” shares under generally acceptable accounting principles as may exist on the exercise date, as determined by the Committee) or (ii) having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such withholding liability.

(c) Unless the Committee expressly provides otherwise in an Award agreement, in connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, for such period as the Company or its underwriters may request and subject to such other provisions as the Committee may deem necessary or desirable, the Participant shall not, directly or indirectly, voluntarily sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters.

5.	Limitations

(a) No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date; provided, however, that the administration of the Plan shall continue in effect until all matters relating to the payment of Awards previously granted have been settled.

(b) Notwithstanding any provision of the Plan to the contrary, no Award shall be granted to a Participant with a purchase price of less than U.S.$10.16 per share prior to the date on which the Shares are listed on a U.S. national stock exchange or on the Nasdaq National Market or Nasdaq Small Cap Market.

6.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted; provided, however, that in no event shall an Emergence Option be granted under the Plan with an Option Price per Share of less than U.S.$10.16. For purposes hereof, “Emergence Option” shall mean one of the Options issued on or about the Effective Date covering approximately 2.2 million Shares.

(b)	Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant in cash or its equivalent (e.g., by check). Notwithstanding the preceding sentence, if the applicable Award agreement so provides, the purchase price for the Shares as to which an Option is exercised may be satisfied by (i) Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided such Shares meet such criteria as the Committee shall from time to time establish in light of accounting and other considerations (e.g., (x) that such Shares have been held by the Participant free and clear for at least six months prior to their use to pay the exercise price, (y) that they have been purchased by the Participant in other than a compensatory transaction, or (z) that they meet any other requirements for “mature” shares under generally acceptable accounting principles as may exist on the exercise date, as determined by the Committee); (ii) a combination of cash or its equivalent and “mature” Shares; or (iii) the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the shares being purchased in accordance with any rules as the Committee may establish in its sole discretion. Notwithstanding the foregoing, payment in the manner prescribed by the preceding sentence shall not be permitted to the extent that the Committee determines that payment in such manner may result in an extension or maintenance of credit in the form of a personal loan to or for any director or executive officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan. If and to the extent permitted by the Committee, a Participant may elect to defer receipt of the Shares in respect of which an Option is exercised pursuant to any deferred compensation plan of the Company which contemplates such deferral.

(d)	ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any “parent corporation” (within the meaning of Section 424(e) of the Code) or any Subsidiary, unless (i) the Option Price per Share for such ISO is no less than 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. To the extent the aggregate Fair Market Value (determined as of the date of grant) of Shares for which ISO is exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds U.S.$100,000, such excess ISOs shall be treated as non-qualified stock options to the extent required by the Code. Notwithstanding any other provision of this Plan to the contrary, to the extent required by the Code no Option shall be treated as an ISO unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of Section 422(b)(i) of the Code; provided that any Option intended to be an ISO shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a nonqualified stock option unless and until such approval is obtained.

(e)	Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares sufficient to fully satisfy the obligation from the Shares acquired by the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a)	Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or, except in the case of an ISO, at any time after the related Option is granted but prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)	Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option or (ii) the minimum amount permitted by applicable laws, rules, bye-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment by the Company shall be made in Shares or in cash or its equivalent, or partly in Shares and partly in cash or its equivalent (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c)	Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit. Except as otherwise provided in the case of Stock Appreciation Rights granted in connection with Options, a Stock Appreciation Right shall expire on a date designated by the Committee which is not later than ten years after the date of grant of the Stock Appreciation Right.

(d)	Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

8.	Other Stock-Based Awards

(a)

Generally. The Committee, in its sole discretion, may grant Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when other Stock-Based

Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). The terms and conditions of all Other Stock-Based Awards shall be reflected in a written Award agreement.

(b)	Restricted Shares. Each Participant who receives an Other Stock-Based Award in the form of restricted Shares (“Restricted Shares”) shall execute and deliver to the Company an Award agreement with respect to the Restricted Shares which sets forth the restrictions applicable to such Restricted Shares. If the Committee determines that the Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee and (ii) the appropriate blank stock powers with respect to the Restricted Shares covered by such agreement. If a Participant shall fail to execute a Restricted Share agreement and, if applicable, an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions imposed by the Committee, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote such Restricted Shares. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Shares may be either currently paid to the Participant or withheld by the Company for the Participant’s account, and interest may be credited on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. The cash dividends or stock dividends so withheld by the Committee and attributable to any particular Restricted Share (and earnings thereon, if applicable) shall be distributed to the Participant upon the release of restrictions on such Share and, if such Share is forfeited, the Participant shall have no right to such cash dividends or stock dividends.

Each certificate representing Restricted Shares awarded under the Plan shall bear the following legend (or a legend to the effect of the following) until the lapse of all restrictions with respect to such Restricted Shares:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the 2003 Global Crossing Limited. Stock Incentive Plan and a Restricted Share Award Agreement, dated as of             , between Global Crossing Limited. and             . A copy of such Agreement is on file at the offices of Global Crossing Limited.

Stop transfer orders shall be entered with the Company’s transfer agent and registrar against the transfer of legended securities.

(c)

Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted by the Committee on or after the 162(m) Effective Date under this Section 8 may be granted in a manner which is deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; and (xix) cash on hand. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award during a calendar year to any Participant shall be (x) with respect to Performance-Based Awards that are granted in shares, 500,000 shares and (y) with respect to Performance-Based Awards that are not granted in shares, U.S.$10,000,000. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until the Committee makes such certification. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 162(m) of the Code and the applicable Award agreement, elect to defer payment of a Performance-Based Award.

9.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)	Generally. Awards granted under the Plan and any agreements evidencing such Awards, the maximum number of Shares subject to all Awards stated in Section 3 and the maximum number of Shares with respect to which any one person may be granted Options or Stock Appreciation Rights during any period stated in Section 3 or any one person may be granted Performance-Based Awards during any period stated in Section 8(c) shall be subject to adjustment or substitution, as determined by the Committee in its sole discretion, as to the number, price or kind of a Share or other consideration subject to such Awards or as otherwise determined by the Committee to be equitable (i) in the event of changes in the outstanding Shares or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award or (ii) in the event of any change in applicable laws or any change in circumstances which results in or would result in any substantial dilution or enlargement of the rights granted to, or available for, Participants, or which otherwise warrants equitable adjustment because it interferes with the intended operation of the Plan.

(b)	Change in Control. Except as otherwise provided in an Award agreement, in the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Award (including, without limitation, (i) the acceleration of an Award, (ii) the payment of cash, Shares or any combination thereof, in exchange for the cancellation of an Award and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.	No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the employment or service or consulting relationship of a Participant and shall not lessen or affect the Company’s or Subsidiary’s right to terminate the employment or service or consulting relationship of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

11.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

12.	Nontransferability of Awards

(a) Each Award shall be exercisable only by the Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, a Subsidiary or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b) Notwithstanding Section 12(a), the Committee may in the applicable Award agreement or at any time after the date of grant of an Award in an amendment to an Award agreement provide that an Award (other than an Award of an Option which is intended to qualify as an ISO) may be transferred by a Participant without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to:

(i)	any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 (collectively, the “Immediate Family Members”);

(ii)	a trust solely for the benefit of the Participant and his or her Immediate Family Members;

(iii)	a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or

(iv)	any other transferee as may be approved either (x) by the Board or the Committee in its sole discretion, or (y) as provided in the applicable Award agreement;

(each transferee described in clauses (i), (ii), (iii) and (iv) above is hereinafter referred to as a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and any applicable Award agreement.

(c) The terms of any Award transferred in accordance with the immediately Section 12(b) shall apply to the Permitted Transferee and any reference in the Plan or in an Award agreement to an optionee or Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Awards, other than by will or the laws of descent and distribution; (ii) Permitted Transferees shall not be entitled to exercise any transferred Awards which are Options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise, and (iv) the consequences of termination of the Participant’s employment by, or services to, the Company or a Subsidiary under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, following which Awards which are Options or Stock Appreciation Rights shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

13.	Amendments or Termination

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax, regulatory, exchange or other listing requirements applicable to the Plan (including as necessary to prevent Options, Stock Appreciation Rights or Performance-Based Awards granted under the Plan on or after the 162(m) Effective Date from failing to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code); and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding anything to the contrary herein, the Board may not amend, alter or discontinue the provisions relating to Section 9(b) of the Plan after the occurrence of a Change in Control.

(b) The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding any other provisions in the Plan to the contrary, in no event shall the Committee reprice or regrant options or Stock Appreciation Rights at an exercise price below the original exercise price applicable to such Award.

14.	International Participants

Notwithstanding any provisions of the Plan to the contrary, Awards may be granted to Participants who reside or are employed outside of the United States of America on such terms and conditions as the Committee determines, in its sole discretion, are necessary or advisable to achieve the purposes of the Plan or to comply with foreign law, including, without limitation, the establishment of subplans under this Plan. Any subplans or other modifications to Plan terms, conditions or procedures established under or adopted pursuant to this Section 14 by the Committee shall be attached to this Plan document as Appendices.

15.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.

16.	Effectiveness of the Plan

The Plan shall be effective as of the Effective Date. On and after the 162(m) Effective Date the validity and exercisability of any and all Awards granted thereafter pursuant to the Plan are contingent upon approval of the Plan by the shareholders of the Company in a manner intended to comply with the shareholder approval requirements of (i) Section 162(m) of the Code (unless an exception or grandfather rule applies, or Awards are otherwise exempt from the application of Section 162(m) of the Code).

17.	Government and Other Regulation

The obligation of the Company to make payment of Awards in Shares or otherwise or to issue Shares upon the exercise of Options or other Awards shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Award unless such Shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act, the Company may restrict the transfer of such Shares and may legend the stock certificates representing such Shares in such manner, as it deems advisable to ensure the availability of any such exemption.

18.	Miscellaneous

(a) Awards to a Participant under the Plan also may be subject to such other provisions (whether or not applicable to the benefit awarded to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the forfeiture of or restrictions on resale or other disposition of Shares acquired under any Award, provisions giving the Company the right to repurchase Shares acquired under any Award in the event the Participant elects to dispose of such Shares, provisions allowing the Participant to elect to defer the receipt of payment in respect of Awards for a specified period or until a specified event, and provisions to comply with Federal and state securities laws and Federal and state tax withholding requirements. Any such provisions shall be reflected in the applicable Award agreement.

(b) Each Participant may file with the Committee a written designation of one or more persons as the beneficiary who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(c) If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(d) No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bye-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(e) No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Holders shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(f) Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(g) Each member of the Committee and each member of the Board shall be fully justified in relying, acting or failing to act, and shall not be liable for having so relied, acted or failed to act in good faith, upon any report made by the independent public accountant of the Company and its Affiliates and upon any other information furnished in connection with the Plan by any person or persons other than himself.

(h) No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company or any Subsidiary except as otherwise specifically provided in such other plan.

(i) The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(j) Masculine pronouns and other words of masculine gender shall refer to both men and women.

(k) The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(l) If any provision of the Plan or any Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

As Adopted By the Board of Directors of

Global Crossing Limited at a Meeting Held

on December 8, 2003, Amended by the

Board of Directors at a Meeting Held on April 7, 2004 and

Approved at a Meeting of the Shareholders on December 14, 2004;

Further Amended by the Board of Directors at a Meeting

Held on April 22, 2005 and Approved at a Meeting

of the Shareholders on June 14, 2005;

Further Amended by the Board of Directors at a Meeting

Held on April 12, 2007 and Approved at a Meeting

of the Shareholders on June 12, 2007; and

Further Amended by the Board of Directors at a Meeting

Held on October 16, 2008, subject to the Approval of

the Shareholders at a Meeting to be Held on December 10, 2008.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

+

A Proposal — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain

1.	To approve the 2003 Global Crossing Limited Stock Incentive Plan, as amended, to increase the number of authorized shares of Global Crossing common stock reserved for issuance under that plan.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — Global Crossing Limited

Proxy for Special General Meeting of Shareholders

December 10, 2008

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John J. Legere and Mitchell C. Sussis, and each of them, with power of substitution, as proxies at the special general meeting of shareholders of GLOBAL CROSSING LIMITED to be held on December 10, 2008, and at any adjournment thereof, and to vote shares of stock of the company which the undersigned would be entitled to vote if personally present.

This proxy will be voted as directed with respect to the proposal referred to in Item 1 on the reverse side, but in the absence of such direction this proxy will be voted FOR the proposal referred to in Item 1.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE VOTED ON REVERSE SIDE